Exhibit 10.2

EXECUTION COPY

SALE AND SERVICING AGREEMENT

by and between

CAPITAL ONE AUTO FINANCE TRUST 2007-C,

as Issuer

CAPITAL ONE AUTO RECEIVABLES, LLC,

as Seller

CAPITAL ONE AUTO FINANCE, INC.,

as Servicer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Indenture Trustee

Dated as of October 11, 2007

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(continued)

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(continued)

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(continued)

Schedule I	Representations and Warranties
Schedule II	Notice Addresses

Exhibit A	Form of Notice of Funding Date
Exhibit B	Form of Joint Officer’s Certificate
Exhibit C	Form of Assignment pursuant to Sale and Servicing Agreement
Exhibit D	Form of Servicer’s Certificate
Exhibit E	Perfection Representations, Warranties and Covenants
Exhibit F	Servicing Criteria to be Addressed in Indenture Trustee’s Assessment of Compliance
Exhibit G	Form of Indenture Trustee’s Annual Certification
Exhibit H-1	Form of Seller Re-Assignment
Exhibit H-2	Form of Seller Cross Receipt
Exhibit I-1	Form of Servicer Re-Assignment
Exhibit I-2	Form of Servicer Cross Receipt
Appendix A	Definitions

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SALE AND SERVICING AGREEMENT, dated as of October 11, 2007 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), by and between CAPITAL ONE AUTO FINANCE TRUST 2007-C, a Delaware statutory trust (the “Issuer”), CAPITAL ONE AUTO RECEIVABLES, LLC, a Delaware limited liability company, as seller (the “Seller”), CAPITAL ONE AUTO FINANCE, INC., a Texas corporation (“COAF”), as servicer (in such capacity, the “Servicer”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation organized under the laws of the state of New York, as indenture trustee (the “Indenture Trustee”).

WHEREAS, the Issuer desires to purchase from the Seller a portfolio of motor vehicle receivables, including motor vehicle retail installment sales contracts and/or installment loans that are secured by new and used automobiles, light-duty trucks and motorcycles;

WHEREAS, the Seller is willing to sell such portfolio of motor vehicle receivables and related property to the Issuer; and

WHEREAS, COAF is willing to service such motor vehicle receivables and related property on behalf of the Issuer;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

SECTION 1.1 Definitions. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that are applicable herein.

SECTION 1.2 Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE II

CONVEYANCE OF TRANSFERRED ASSETS

SECTION 2.1 Conveyance of Transferred Assets. (a) In consideration of the Issuer’s sale and delivery to, or upon the order of, the Seller of all of the Notes and the Residual Interest on the Closing Date, the Seller does hereby irrevocably sell, transfer, assign and otherwise convey to the Issuer without recourse (subject to the obligations herein) all right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the Initial Transferred Assets, identified in an Assignment substantially in the form of Exhibit C delivered on the Closing Date. The sale, transfer, assignment and conveyance made hereunder does not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Seller or any Originator to the Obligors, the Dealers or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

(b) In consideration of the payment of the Receivables Purchase Price from the Pre-Funding Account, on each Funding Date the Seller does hereby sell, transfer, assign, and otherwise convey to the Issuer without recourse (subject to the obligations herein) all right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the Subsequent Transferred Assets, identified in an Assignment substantially in the form of Exhibit C delivered on such Funding Date. The purchase of the Subsequent Transferred Assets on each Funding Date shall be made in accordance with the Purchase Agreement and this Agreement. The sale, transfer, assignment and conveyance made hereunder does not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Seller or any Originator to the Obligors, the Dealers or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

SECTION 2.2 Representations and Warranties of the Seller as to Each Receivable. On the date hereof, with respect to the Initial Receivables, or on each Funding Date, with respect to the Subsequent Receivables, the Seller hereby makes the representations and warranties set forth on Schedule I to the Issuer, the Indenture Trustee and the Note Insurer as to the Initial Receivables and Subsequent Receivables, as applicable, sold, transferred, assigned, and otherwise conveyed to the Issuer under this Agreement on which such representations and warranties the Issuer relies in acquiring the Receivables. The representations and warranties as to each Receivable shall survive the Grant of the Receivables by the Issuer to the Indenture Trustee pursuant to the Indenture. Notwithstanding any statement to the contrary contained herein or in any other Transaction Document, the Seller shall not be required to notify any insurer with respect to any Insurance Policy obtained by an Obligor.

SECTION 2.3 Repurchase upon Breach. Upon discovery by any party hereto of a breach of any of the representations and warranties set forth in Section 2.2 with respect to any Receivable at the time such representations and warranties were made which materially and adversely affects the interests of the Issuer, the Note Insurer or the Noteholders in such Receivable, the party discovering such breach shall give prompt written notice thereof to the other parties hereto; provided, that delivery of the Servicer’s Certificate shall be deemed to constitute prompt notice by the Servicer and the Issuer of such breach; provided, further, that the

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failure to give such notice shall not affect any obligation of the Seller hereunder. If the breach materially and adversely affects the interests of the Issuer, the Note Insurer or the Noteholders in such Receivable, then the Seller shall either (a) correct or cure such breach or (b) repurchase such Receivable from the Issuer, in either case on or before the Payment Date following the end of the Collection Period which includes the 60th day after the date the Seller became aware or was notified of such breach. Any such purchase by the Seller shall be at a price equal to the Repurchase Price. In consideration for such repurchase, the Seller shall make (or shall cause to be made) a payment to the Issuer equal to the Repurchase Price by depositing such amount into the Collection Account prior to noon, New York City time on such date of repurchase. Upon payment of such Repurchase Price by the Seller, the Indenture Trustee, on behalf of the Indenture Secured Parties, and the Issuer shall release and shall execute and deliver a Seller Re-Assignment and Seller Cross Receipt substantially in the forms of Exhibit H-1 and H-2, respectively, and any such other instruments of release, transfer or assignment in each case without recourse or representation, as may be reasonably requested by the Seller to evidence such release, transfer or assignment or more effectively vest in the Seller or its designee all of the Issuer’s and Indenture Trustee’s rights in any Receivable and related Transferred Assets repurchased pursuant to this Section 2.3. It is understood and agreed that, unless the Seller fails to repurchase (or fails to enforce the obligation of COAF under the Purchase Agreement to repurchase) any Receivable as described above, the right to cause the Seller to repurchase (or to enforce the obligations of COAF under the Purchase Agreement to repurchase) any Receivable as described above shall constitute the sole remedy respecting such breach available to the Issuer, the Note Insurer and the Indenture Trustee. Neither the Owner Trustee nor the Indenture Trustee will have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 2.3.

SECTION 2.4 Custody of Receivable Files.

(a) Custody. The Issuer and the Indenture Trustee, upon the execution and delivery of this Agreement, hereby revocably appoint the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer and the Indenture Trustee as custodian of the following documents or instruments, which are hereby or will hereby be constructively delivered to the Indenture Trustee (or its agent or designee), as pledgee of the Issuer pursuant to the Indenture with respect to each Receivable (the “Receivable Files”):

(i) the fully executed original, electronically authenticated original or authoritative copy of the Contract (in each case within the meaning of the UCC) related to such Receivable, including any written amendments or extensions thereto;

(ii) the original credit application or a photocopy thereof to the extent held in paper form;

(iii) the original Certificate of Title or, if not yet received, evidence that an application therefore has been submitted with the appropriate authority, a guaranty of title from a Dealer or such other document (electronic or otherwise, as used in the applicable jurisdiction) that the Servicer keeps on file, in accordance with its Customary Servicing Practices, evidencing the security interest of the applicable Originator in the Financed Vehicle; provided, however, that in lieu of being held in the Receivable File, the Certificate of Title may be held by a third party service provider engaged by the Servicer to obtain and/or hold Certificates of Title; and

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(iv) any and all other documents that the Servicer keeps on file, in accordance with its Customary Servicing Practices, relating to a Receivable, an Obligor or a Financed Vehicle (but only to the extent applicable to such Receivable and only to the extent held in tangible paper form or electronic form).

(b) Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files for the benefit of the Issuer, the Note Insurer and the Indenture Trustee. In performing its duties as custodian, the Servicer shall act in accordance with its Customary Servicing Practices. In accordance with its Customary Servicing Practices, the Servicer will conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement, and of the related accounts, records, and computer systems, in such a manner as would enable the Issuer, the Note Insurer or the Indenture Trustee to verify the accuracy of the Servicer’s record keeping. The Servicer will promptly report to the Issuer, the Note Insurer and the Indenture Trustee any failure on its part to hold a material portion of the Receivable Files, maintain its accounts, records, and computer systems as herein provided or promptly take appropriate action to remedy any such failure. Nothing herein will be deemed to require an initial review or any periodic review by the Issuer, the Note Insurer or the Indenture Trustee of the Receivable Files. The Servicer may, in accordance with its Customary Servicing Practices, (i) maintain all or a portion of the Receivable Files in electronic form, (ii) maintain custody of all or any portion of the Receivable Files with one or more of its agents or designees and (iii) with respect to those Receivables the form of which consists in part of a check to be endorsed by the Obligor, maintain either an image of that endorsed check or such other information or records evidencing that endorsement as permitted or provided by clearing house rules, rules and regulations of the Federal Reserve Board, or other established systems for the transmission of payments within the banking system.

(c) Maintenance of and Access to Records. The Servicer will maintain each Receivable File at one of its offices in the United States, or at such other location as specified to the Issuer, the Note Insurer and the Indenture Trustee by written notice not later than ninety (90) days after any change in location (it being understood that the Receivable Files, or any part thereof, may be maintained at the offices of any Person to whom the Servicer has delegated responsibilities in accordance with Section 6.5). The Servicer will make available to the Issuer, the Note Insurer and the Indenture Trustee or their duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files upon request. The Servicer will provide access to the Receivable Files, and the related accounts records, and computer systems maintained by the Servicer at such times as the Issuer, the Note Insurer or the Indenture Trustee direct, but only upon reasonable notice and during the normal business hours at the respective offices of the Servicer.

(d) Release of Documents. Upon written instructions from the Indenture Trustee, the Servicer will release or cause to be released any document in the Receivable Files to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon thereafter as is practicable. Any document so released will be handled by the Indenture Trustee with due care and returned to the Servicer for safekeeping as soon as the Indenture Trustee or its agent or designee, as the case may be, has no further need therefor.

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(e) Instructions; Authority to Act. All instructions from the Indenture Trustee will be in writing and signed by an Authorized Officer of the Indenture Trustee, and the Servicer will be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of such written instructions.

(f) Custodian’s Indemnification. Subject to Section 6.2, the Servicer as custodian will indemnify the Issuer, the Note Insurer and the Indenture Trustee for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Issuer, the Note Insurer or the Indenture Trustee as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer will not be liable to (i) the Issuer, the Indenture Trustee or the Note Insurer for any portion of any such amount resulting from the willful misconduct, bad faith or negligence of the Indenture Trustee, the Note Insurer or the Issuer, respectively, or (ii) the Indenture Trustee for any portion of any such amount resulting from the failure of the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee to handle with due care any Certificate of Title or other document released to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee pursuant to Section 2.4(d).

(g) Effective Period and Termination. The Servicer’s appointment as custodian will become effective as of the Initial Cut-Off Date and will continue in full force and effect until terminated pursuant to this Section. If COAF resigns as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer have been terminated under Section 7.1, the appointment of the Servicer as custodian hereunder may be terminated by the Indenture Trustee or by the Controlling Party, in the same manner as the Indenture Trustee or the Controlling Party may terminate the rights and obligations of the Servicer under Section 7.1. After any termination of such appointment, the Servicer will promptly deliver to the Indenture Trustee or the Indenture Trustee’s agent the Receivable Files and the related accounts and records maintained by the Servicer at such place or places as the Indenture Trustee or the Controlling Party may reasonably designate.

SECTION 2.5 Funding Events.

(a) A funding event (each, a “Funding Event”) shall occur upon a Funding Date and in accordance with the requirements of this Section.

(b) During the Funding Period, the Issuer shall, on the Funding Dates, (i) acquire Subsequent Transferred Assets from the Seller pursuant to Section 2.1(b) (and the Seller shall acquire such Subsequent Transferred Assets from COAF pursuant to the Purchase Agreement) and (ii) Grant all of the Issuer’s right, title and interest in, to and under such Subsequent Transferred Assets to the Indenture Trustee for the benefit of the Indenture Secured Parties. Such Subsequent Transferred Assets shall be acquired at the option of the Issuer upon instruction from the Servicer; provided that such Subsequent Transferred Assets may not be acquired through the Pre-Funding Account without the consent of the Note Insurer; provided, however, that the giving or withholding of such consent shall be based solely on the characteristics of the Subsequent Transferred Assets in relation to the Initial Transferred Assets.

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(c) The following procedures shall be followed to effect a Funding Event:

(i) COAF will package and forward or cause to be packaged and forwarded to the Servicer (in the event that COAF is not the Servicer) the Receivables File with respect to each Subsequent Receivable;

(ii) At least three (3) days prior to the Funding Date, the Issuer shall deliver, or cause to be delivered, to the Indenture Trustee, the Servicer and the Note Insurer a Notice of Funding Date (substantially in the form of Exhibit A hereto);

(iii) On or prior to the Funding Date, the Issuer shall deliver, or cause to be delivered, to the Indenture Trustee, the Servicer and the Note Insurer a Joint Officer’s Certificate of COAF, the Seller and the Issuer (substantially in the form of Exhibit B hereto); and

(iv) On the Funding Date, the Seller and the Issuer shall execute an Assignment substantially in the form of Exhibit C hereto.

(d) Upon satisfaction of the above requirements, the Indenture Trustee will, on the applicable Funding Date, withdraw from the Pre-Funding Account an amount equal to the Receivables Purchase Price for the Subsequent Receivables acquired on such Funding Date and shall forward such funds (less amounts required to be deposited into the Reserve Account as described below) to the Seller (or to COAF on behalf of the Seller) or its designee, in cash by federal wire transfer funds, pursuant to the written directions provided to the Indenture Trustee in the Notice of Funding Date. The Indenture Trustee, on behalf of the Seller, shall deposit into the Reserve Account from amounts which would otherwise be released to the Seller from the Pre-Funding Account, an amount equal to the Subsequent Reserve Account Deposit Amount for such Funding Date.

SECTION 2.6 Certificate of Title Repurchase Event. The Servicer shall inform the Issuer, the Seller, the Note Insurer, the Indenture Trustee and the Swap Counterparty promptly, in writing, upon the occurrence of the day that is 10 Business Days prior to the First Title Delivery Date of each Receivable for which no Certificate of Title has been delivered to the Servicer or its agent as of such day. Upon the occurrence of a Certificate of Title Repurchase Event with respect to any Receivable, the Seller shall purchase such Receivable from the Issuer on any date occurring on or before the Payment Date following the end of the Collection Period during which such Certificate of Title Repurchase Event occurs. Any such purchase by the Seller shall be at a price equal to the Repurchase Price. In consideration for such repurchase, the Seller shall make (or shall cause to be made) a payment to the Issuer equal to the Repurchase Price by depositing such amount into the Collection Account prior to noon, New York City time on such date of repurchase. Upon payment of such Repurchase Price by the Seller, the Indenture Trustee, on behalf of the Indenture Secured Parties, and the Issuer shall release and shall execute and deliver a Seller Re-Assignment and Seller Cross Receipt substantially in the forms of Exhibit H-1 and H-2, respectively, and any such other instruments of release, transfer or assignment,

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in each case without recourse or representation, as may be reasonably requested by the Seller to evidence such release, transfer or assignment or more effectively vest in the Seller or its designee all of the Issuer’s and Indenture Trustee’s rights in any Receivable and related Transferred Assets repurchased pursuant to this Section 2.6. It is understood and agreed that, unless the Seller fails to repurchase (or fails to enforce the obligation of COAF under the Purchase Agreement to repurchase) any Receivable as described above, the right to cause the Seller to repurchase (or to enforce the obligations of COAF under the Purchase Agreement to repurchase) any Receivable as described above shall constitute the sole remedy with respect to a Certificate of Title Repurchase Event available to the Issuer, the Note Insurer and the Indenture Trustee. Neither the Owner Trustee nor the Indenture Trustee will have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 2.6.

ARTICLE III

ADMINISTRATION AND SERVICING OF

RECEIVABLES AND TRUST PROPERTY

SECTION 3.1 Duties of Servicer.

(a) The Servicer is hereby appointed by the Issuer and authorized to act as agent for the Issuer and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables will be carried out in accordance with its Customary Servicing Practices, using the degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. The Servicer’s duties will include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending invoices or payment coupons to Obligors, reporting any required tax information to Obligors, accounting for Collections and furnishing monthly and annual statements to the Indenture Trustee and the Note Insurer with respect to distributions and performing the other duties specified herein. The Servicer hereby accepts such appointment and authorization and agrees to perform the duties of Servicer with respect to the Receivables set forth herein.

(b) The Servicer will follow its Customary Servicing Practices and will have full power and authority to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Note Insurer, the Residual Interestholders, or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer, a legal proceeding to enforce a Receivable or to commence or participate in any other legal proceeding (including a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences a legal proceeding to enforce a Receivable, the Issuer will thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a

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party or claimant, and the Servicer is authorized and empowered by the Issuer to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Receivable on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable, the Issuer will, at the Servicer’s expense and direction, take steps to enforce the Receivable, including bringing suit in its name or the name of the Indenture Trustee. The Issuer will furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer, at its expense, will obtain on behalf of the Issuer all licenses, if any, required by the laws of any jurisdiction to be held by the Issuer in connection with ownership of the Receivables, and will make all filings and pay all fees as may be required in connection therewith during the term hereof.

(c) The Servicer hereby agrees that upon its resignation and the appointment of a successor Servicer hereunder, the Servicer will terminate its activities as Servicer hereunder in accordance with Section 7.1, and, in any case, in a manner which the Controlling Party or the Indenture Trustee with the consent of the Controlling Party reasonably determines will facilitate the transition of the performance of such activities to such successor Servicer, and the Servicer shall cooperate with and assist such successor Servicer.

(d) So long as no Note Insurer Default has occurred and is continuing, the Servicer shall not change its Customary Servicing Practices without the consent of the Note Insurer if the Servicer determines that such a change would have a material adverse effect on the interests of the Note Insurer or the Noteholders.

SECTION 3.2 Collection of Receivable Payments. The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same become due in accordance with its Customary Servicing Practices and will otherwise act with respect to the Receivables and the Insurance Policies in such manner as will, in the reasonable judgment of the Servicer, maximize the net amount to be received by the Issuer with respect thereto. Subject to Section 3.5, the Servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments with respect to any Receivable in accordance with its Customary Servicing Practices; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable (an “Extension”) beyond the last day of the Collection Period immediately prior to the Class A-4 Final Scheduled Payment Date, it will promptly purchase such Receivable in the manner provided in Section 3.6; provided, further, however, that in any given three (3) month period, the average percentage of Receivables that have been the subject of an Extension during each of those three months (by number of Receivables at the beginning of each month) shall not exceed 4.00% (or such other percentage as may be agreed to by the Controlling Party). The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. Notwithstanding anything in this Agreement to the contrary, the Servicer may refinance any Receivable by accepting a new promissory note from the related Obligor and depositing the full outstanding Principal Balance of such Receivable plus any accrued interest on such Receivable into the Collection Account. The receivable created by such refinancing shall not be property of the Issuer.

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SECTION 3.3 Repossession of Financed Vehicles. On behalf of the Issuer, the Servicer will use commercially reasonable efforts, consistent with its Customary Servicing Practices, to repossess or otherwise convert the ownership of and liquidate the Financed Vehicle securing any Receivable as to which the Servicer has determined eventual payment in full is unlikely; provided, however, that the Servicer may elect not to repossess a Financed Vehicle if in its good faith judgment it determines that repossession will not increase the amounts described in clauses (a) through (c) of the definition of Liquidation Proceeds by an amount greater than the expense of such repossession or that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Servicer is authorized as it deems necessary or advisable, consistent with its Customary Servicing Practices, to make reasonable efforts to realize upon any recourse to any Dealer and selling the related Financed Vehicle at public or private sale. The foregoing will be subject to the provision that, in any case in which the Financed Vehicle has suffered damage, the Servicer shall not be required to expend funds in connection with the repair or the repossession of such Financed Vehicle unless it determines in its sole discretion that such repair and/or repossession will increase the amounts described in clauses (a) through (c) of the definition of Liquidation Proceeds with respect to such Financed Vehicle by an amount greater than the amount of such expenses.

SECTION 3.4 Maintenance of Security Interests in Financed Vehicles. The Servicer will, in accordance with its Customary Servicing Practices, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Issuer hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason.

SECTION 3.5 Covenants of Servicer.

(a) Lien in Force. The Servicer will not (i) release the Financed Vehicle securing each such Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by or on behalf of the Obligor thereunder or payment in full less a deficiency which the Servicer would not attempt to collect in accordance with its Customary Servicing Practices or in connection with repossession or except as may be required by an insurer in order to receive proceeds from any Insurance Policy covering such Financed Vehicle or (ii) reduce the Contract Rate with respect to any Receivable other than as required by applicable law or (iii) reduce the Principal Balance with respect to any Receivable other than (A) as required by applicable law, (B) in accordance with its Customary Servicing Practices, in connection with a settlement in the event the Receivable becomes a Defaulted Receivable or (C) in accordance with its Customary Servicing Practices, in connection with a Cram Down Loss relating to such Receivable.

(b) No Impairment. The Servicer will do nothing to materially impair the rights of the Issuer, the Indenture Trustee or the Noteholders in the Receivables or the Insurance Policies except as otherwise expressly provided in the Transaction Documents.

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(c) Restrictions on Liens. The Servicer will not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables except for the lien in favor of the Indenture Trustee for the benefit of the Indenture Secured Parties, and the restrictions on transferability imposed by this Agreement or (ii) file or authorize for filing under the UCC of any jurisdiction any financing statement which names the Servicer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the lien of the Indenture Trustee for the benefit of the Indenture Secured Parties.

SECTION 3.6 Purchase of Receivables Upon Breach. Upon discovery by any party hereto of a breach of any of the obligations set forth in Section 3.2, 3.3, 3.4 or 3.5 which materially and adversely affects the interests of the Issuer, the Note Insurer or the Noteholders in any Receivable, the party discovering such breach shall give prompt written notice thereof to the other parties hereto; provided, that the delivery of the Servicer’s Certificate shall be deemed to constitute prompt notice by the Servicer and the Issuer of such breach; provided, further, that the failure to give such notice shall not affect any obligation of the Servicer under this Section 3.6. If the breach materially and adversely affects the interests of the Issuer, the Note Insurer or the Noteholders in such Receivable, then the Servicer shall either (a) correct or cure such breach or (b) purchase such Receivable from the Issuer, in either case on or before the Payment Date following the end of the Collection Period which includes the 60th day after the date the Servicer became aware or was notified of such breach. Any such purchase by the Servicer shall be at a price equal to the Repurchase Price. In consideration for such repurchase, the Servicer shall make (or shall cause to be made) a payment to the Issuer equal to the Repurchase Price by depositing such amount into the Collection Account prior to noon, New York City time on such date of repurchase. Upon payment of such Repurchase Price by the Servicer, the Indenture Trustee, on behalf of the Indenture Secured Parties, and the Issuer shall release and shall execute and deliver a Servicer Re-Assignment and Servicer Cross Receipt substantially in the forms of Exhibit I-1 and I-2, respectively, and any such other instruments of release, transfer or assignment hereto, in each case without recourse or representation, as may be reasonably requested by the Servicer to evidence such release, transfer or assignment or more effectively vest in the Servicer or its designee all of the Issuer’s and Indenture Trustee’s rights in any Receivable and related Transferred Assets repurchased pursuant to this Section 3.6. It is understood and agreed that, unless the Servicer fails to purchase any Receivable as described above, the obligation of the Servicer to purchase any Receivable as described above shall constitute the sole remedy respecting such breach available to the Issuer, the Note Insurer, the Swap Counterparty and the Indenture Trustee; provided, however, that the Servicer will indemnify the Issuer, the Note Insurer, the Owner Trustee, the Indenture Trustee and the Noteholders from and against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach. The indemnification provided pursuant to this section will survive the removal or resignation of the Servicer, the Note Insurer, the Swap Counterparty and/or the Indenture Trustee.

SECTION 3.7 Servicing Fee. On each Payment Date, the Issuer shall pay to the Servicer the Servicing Fee in accordance with Section 4.4 for the immediately preceding Collection Period as compensation for its services. In addition, the Servicer will be entitled to retain all Supplemental Servicing Fees. The Servicer will be required to pay all expenses

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incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports made by the Servicer to Noteholders or the Note Insurer and, to the extent not provided for pursuant to Section 4.4, all other fees and out-of-pocket expenses of the Owner Trustee and the Indenture Trustee, except taxes levied or assessed against the Issuer, the Owner Trustee or the Indenture Trustee, and claims against the Issuer, the Owner Trustee, or the Indenture Trustee in respect of indemnification, which taxes and claims in respect of indemnification against the Issuer are expressly stated to be for the account of COAF). Notwithstanding the foregoing, if the Servicer is not COAF, a successor to COAF as Servicer will not be liable for taxes levied or assessed against the Issuer or claims against the Issuer in respect of indemnification, the fees referred to above and expenses referred to above.

SECTION 3.8 Servicer’s Certificate. On the Determination Date preceding each Payment Date, the Servicer shall deliver to the Indenture Trustee and each Paying Agent, with a copy to each of the Rating Agencies, the Swap Counterparty and the Note Insurer, a Servicer’s Certificate in substantially the form set forth in Exhibit D. At the sole option of the Servicer, each Servicer’s Certificate may be delivered in electronic or hard copy format.

SECTION 3.9 Annual Officer’s Certificate; Notice of Servicer Termination Event. (a) The Servicer will deliver to the Rating Agencies, the Swap Counterparty, the Issuer, the Indenture Trustee and the Note Insurer, on or before March 30 of each year, beginning on March 30, 2008, an Officer’s Certificate of the Servicer (with appropriate insertions) providing such information as is required under Item 1123 of Regulation AB.

(b) The Servicer will deliver to the Issuer, the Swap Counterparty, the Note Insurer, the Indenture Trustee and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days after having obtained such knowledge, written notice in an Officer’s Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event.

(c) The Servicer will deliver to the Issuer and the Note Insurer, on or before March 30 of each year, beginning on March 30, 2008, a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under paragraph (b) of Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

SECTION 3.10 Annual Servicing Report of Independent Public Accountants. On or before the 90th day following the end of each fiscal year, beginning with the fiscal year ending December 31, 2007, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer, the Seller or their respective Affiliates) to furnish to the Indenture Trustee, the Servicer, the Seller, the Swap Counterparty, the Note Insurer and each Rating Agency each attestation report on assessments of compliance with the Servicing Criteria with respect to the Servicer or any affiliate thereof during the related fiscal year delivered by such accountants pursuant to paragraph (c) of Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. The certification required by this paragraph may be replaced by any similar certification using other procedures or attestation standards which are now or in the future in use by servicers of comparable motor vehicle receivables.

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SECTION 3.11 Servicer Expenses. The Servicer will be required to pay from its own funds all expenses (other than expenses described in the definition of Liquidation Proceeds) incurred by it in connection with its activities hereunder, including fees and disbursements of the Indenture Trustee, Owner Trustee (in accordance with Section 8.1 of the Trust Agreement), independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Noteholders and the Residual Interestholders.

SECTION 3.12 Insurance. The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Issuer. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement will be deemed to be an automatic assignment of the rights of the Issuer under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Issuer and/or the Indenture Trustee, at the Servicer’s expense, will take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Issuer and the Owner Trustee and/or the Indenture Trustee for the benefit of the Noteholders.

SECTION 3.13 1934 Act Filings. The Issuer hereby authorizes the Servicer and the Seller, or either of them, to prepare, sign, certify and file any and all reports, statements and information respecting the Issuer and/or the Notes required to be filed pursuant to the Exchange Act, and the rules thereunder.

ARTICLE IV

DISTRIBUTIONS; ACCOUNTS

STATEMENTS TO THE RESIDUAL INTERESTHOLDERS

AND THE NOTEHOLDERS

SECTION 4.1 Establishment of Accounts.

(a) The Servicer shall cause to be established:

(i) For the benefit of the Indenture Secured Parties in the name of the Indenture Trustee, an Eligible Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Secured Parties, which Eligible Account shall be established by and maintained with the Indenture Trustee or its designee.

(ii) For the benefit of the Indenture Secured Parties, in the name of the Indenture Trustee, an Eligible Account (the “Principal Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Secured Parties, which Eligible Account shall be established by and maintained with the Indenture Trustee or its designee.

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(iii) For the benefit of the Indenture Secured Parties, in the name of the Indenture Trustee, an Eligible Account (the “Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Secured Parties, which Eligible Account shall be established by and maintained with the Indenture Trustee or its designee.

(iv) For the benefit of the Indenture Secured Parties, in the name of the Indenture Trustee, an Eligible Account (the “Pre-Funding Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Secured Parties, which Eligible Account shall be established by and maintained with the Indenture Trustee or its designee.

(b) Funds on deposit in the Collection Account, the Principal Distribution Account, the Reserve Account, the Pre-Funding Account and the Swap Termination Payment Account (to the extent such account is established under Section 4.8(b)) shall be invested by the Indenture Trustee in Eligible Investments selected in writing by the Servicer and of which the Servicer provides notification (pursuant to standing instructions or otherwise); provided that it is understood and agreed that neither the Servicer, the Indenture Trustee nor the Issuer shall be liable for any loss arising from such investment in Eligible Investments. If no such written investment direction is provided to the Indenture Trustee by the Servicer, the Indenture Trustee shall hold such funds on deposit in the Collection Account, the Principal Distribution Account and the Reserve Account in WAMU LIBOR based Money Market Deposit Accounts and such funds on deposit in the Pre-Funding Account in DWS Money Market Series Institutional Shares Fund or, if such funds are no longer available, such funds shall be held uninvested. All such Eligible Investments shall be held by or on behalf of the Indenture Trustee as secured party for the benefit of the Indenture Secured Parties. Except to the extent the Rating Agency Condition is satisfied and the Note Insurer (unless the Note Insurer is not the Controlling Party) consents, all investments of funds on deposit in the Trust Accounts shall mature so that such funds will be available on the immediately following Payment Date. No Eligible Investment shall be sold or otherwise disposed of prior to its scheduled maturity unless a default occurs with respect to such Eligible Investment and the Servicer directs the Indenture Trustee in writing to dispose of such Eligible Investment.

(c) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof and all such funds, investments and proceeds shall be part of the Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of Indenture Secured Parties. If, at any time, any Trust Account ceases to be an Eligible Account, the Servicer shall promptly notify the Note Insurer and the Indenture Trustee (unless such Trust Account is an account with the Indenture Trustee) in writing and within 10 Business Days (or such longer period as to which each Rating Agency and the Note Insurer (unless the Note Insurer is not the Controlling Party) may consent) after becoming aware of the fact, establish a new Trust Account as an Eligible Account and shall direct the Indenture Trustee to transfer any cash and/or any investments to such new Trust Account. Not less than eight days prior to each Payment Date, the Indenture Trustee shall give notice to each Eligible Institution that holds Eligible Investments in money market deposit accounts in the Collection Account or the Pre-Funding Account that on such Payment Date the Indenture Trustee may be withdrawing all funds from such Account.

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(d) With respect to the Trust Account Property, the parties hereto agree that:

(i) any Trust Account Property that consists of uninvested funds shall be held solely in Eligible Accounts and, except as otherwise provided herein, each such Eligible Account shall be subject to the exclusive custody and control of the Indenture Trustee, and, except as otherwise provided in the Transaction Documents, the Indenture Trustee or its designee shall have sole signature authority with respect thereto;

(ii) any Trust Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee or its designee, in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Indenture Trustee or any such designee;

(iii) any Trust Account Property that is an “uncertificated security” under Article 8 of the UCC and that is not governed by clause (iv) below shall be delivered to the Indenture Trustee or its designee in accordance with paragraph (c) of the definition of “Delivery” and shall be maintained by the Indenture Trustee or such designee, pending maturity or disposition, through continued registration of the Indenture Trustee’s (or its designee’s) ownership of such security on the books of the issuer thereof; and

(iv) any Trust Account Property that is an uncertificated security that is a “book-entry security” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) held in a securities account at a Federal Reserve Bank and eligible for transfer through the Fedwire® Securities Service operated by the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Indenture Trustee or its designee or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC) acting solely for the Indenture Trustee or such designee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph.

SECTION 4.2 Remittances. The Servicer shall deposit or cause to be deposited an amount equal to all Collections into the Collection Account within two Business Days after receipt; provided, however, that if the Monthly Remittance Condition is satisfied, then the Servicer shall not be required to deposit into the Collection Account an amount equal to the Collections received during any Collection Period until noon, New York City time, on the following Payment Date. The “Monthly Remittance Condition” shall be deemed to be satisfied if (i) COAF or one of its Affiliates is the Servicer, (ii) no Servicer Termination Event has occurred and is continuing and (iii) Capital One Financial Corporation has a short-term debt rating of at least “Prime-1” from Moody’s, “A-1” from Standard & Poor’s and “F1” by Fitch. Notwithstanding the foregoing, the Servicer may remit Collections to the Collection Account on any other alternate remittance schedule (but not later than the related Payment Date) if the Rating Agency Condition is satisfied with respect to such alternate remittance schedule and, unless the

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Note Insurer is not the Controlling Party, the Note Insurer has provided its prior written consent to such alternate remittance schedule. Pending deposit into the Collection Account, Collections may be commingled and used by the Servicer at its own risk and are not required to be segregated from its own funds.

SECTION 4.3 Additional Deposits and Payments.

(a) On the date of a repurchase of a Receivable by the Seller pursuant to Section 2.3 or Section 2.6, or the purchase of a Receivable by the Servicer pursuant to Section 3.6, as applicable, the Servicer or the Seller, as applicable, will deposit into the Collection Account the aggregate Repurchase Price with respect to Repurchased Receivables purchased by the Servicer or the Seller on such date and the Servicer will deposit into the Collection Account all amounts to be paid under Section 8.1. All such deposits with respect to any such date which is a Payment Date will be made, in immediately available funds by noon, New York City time, on such Payment Date related to such Collection Period.

(b) The Indenture Trustee will, on the Payment Date relating to each Collection Period, withdraw from the Reserve Account the Reserve Account Draw Amount and the investment income accrued during such Collection Period from the investment of funds in the Reserve Account and deposit such amounts in the Collection Account.

(c) The Indenture Trustee will, on the Payment Date relating to each Collection Period, withdraw from the Pre-Funding Account the investment income accrued during such Collection Period from the investment of funds in the Pre-Funding Account and deposit such amount in the Collection Account.

(d) The Indenture Trustee will, on each Payment Date, withdraw from the Reserve Account the Reserve Account Excess Amount, if any, for such Payment Date and deposit such amount in the Collection Account.

(e) On the Closing Date the Seller will deposit, or cause to be deposited from proceeds of the sale of the Notes, (i) into the Reserve Account, an amount equal to the Initial Reserve Account Deposit Amount and (ii) into the Pre-Funding Account, an amount equal to the Initial Pre-Funding Account Deposit Amount.

(f) On each Funding Date, the Seller will deposit into the Reserve Account an amount equal to the Subsequent Reserve Account Deposit Amount for such Funding Date.

(g) On or prior to the third Business Day preceding each Determination Date, the Indenture Trustee shall send a written notice to the Servicer stating the amount of investment income earned, if any, during the related Collection Period on each Trust Account maintained at the Indenture Trustee.

(h) The Indenture Trustee will promptly, but in no event later than noon (New York City time) on the related Payment Date, deposit into the Collection Account all Net Swap Receipts received by it under the Interest Rate Swap Agreement in immediately available funds.

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SECTION 4.4 Distributions.

(a) Prior to any acceleration of the Notes pursuant to Section 5.2 of the Indenture, on each Payment Date, the Indenture Trustee (based on information contained in the Servicer’s Certificate delivered on or before the related Determination Date pursuant to Section 3.8) shall make the following deposits and distributions, to the extent of Available Funds and the Reserve Account Draw Amount, on deposit in the Collection Account for such Payment Date, in the following order of priority:

(1) first, to the Indenture Trustee and the Owner Trustee, any accrued and unpaid fees (including unpaid Indenture Trustee fees or Owner Trustee fees with respect to prior periods) and any reasonable expenses (including indemnification amounts) not previously paid by the Servicer; provided, however, that, unless (i) an Event of Default or Servicer Termination Event has occurred and is continuing and (ii) the Controlling Party shall consent otherwise, expenses and indemnification amounts payable to the Indenture Trustee and the Owner Trustee pursuant to this clause first and Section 5.4(b)(i) of the Indenture shall be limited to $150,000 per annum in the aggregate;

(2) second, to the Servicer, the Servicing Fee and all unpaid Servicing Fees with respect to prior periods;

(3) third, to the Swap Counterparty, the Net Swap Payment;

(4) fourth, to the Noteholders, on a pro rata basis based on interest due, the Accrued Note Interest due and accrued for the related Interest Period;

(5) fifth, provided that no Note Insurer Default has occurred and is continuing, to the Note Insurer, the Premium (including any prior unpaid Premiums) and the Reimbursement Obligations (excluding Reimbursement Obligations relating to payments made under the Note Insurance Policy with respect to principal of the Notes) due to the Note Insurer;

(6) sixth, to the Principal Distribution Account for distribution to the Holders of the Class A Notes, pursuant to Section 8.2(c) of the Indenture, the First Allocation of Principal, if any;

(7) seventh, to the Note Insurer, all accrued and unpaid Premium and Reimbursement Obligations to the extent not paid pursuant to clause fifth;

(8) eighth, to the Principal Distribution Account for distribution to the Holders of the Class A Notes, in accordance with Section 8.2(c) of the Indenture, the Second Allocation of Principal, if any;

(9) ninth, to the Reserve Account, any additional amounts required to cause the amount in the Reserve Account to equal the Specified Reserve Account Balance;

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(10) tenth, on a pro rata basis, to the Swap Counterparty, any Swap Termination Payments and to the Note Insurer, any reimbursement of payments made under the Swap Policy in respect of Swap Termination Payments;

(11) eleventh, to the Owner Trustee and the Indenture Trustee, accrued and unpaid fees and reasonable expenses (including indemnification amounts) permitted under this Agreement, the Trust Agreement and the Indenture, as applicable, which have not been previously paid; and

(12) twelfth, to or at the direction of the Residual Interestholder, any funds remaining.

Notwithstanding any other provision of this Section 4.4, following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes, the Indenture Trustee shall apply all amounts on deposit in the Collection Account pursuant to Section 5.4(b) of the Indenture.

(b) After the payment in full of the Notes, all amounts payable to the Note Insurer under the Insurance Agreement, all amounts payable to the Swap Counterparty and all other amounts payable under Section 4.4(a), all Collections shall be paid to or in accordance with the instructions provided from time to time by the Residual Interestholder.

SECTION 4.5 Net Deposits. If the Monthly Remittance Condition is satisfied, the Servicer shall be permitted to deposit into the Collection Account only the net amount distributable to Persons other than the Servicer and its Affiliates on the Payment Date. The Servicer shall, however, account as if all of the deposits and distributions described herein were made individually and in such event the Indenture Trustee shall distribute funds pursuant to Section 4.4(a) hereof without allocating any amounts for payment to the Servicer or its Affiliates.

SECTION 4.6 Statements to Noteholders and Residual Interestholders. On or before each Determination Date, the Servicer shall provide to the Residual Interestholders and to the Indenture Trustee (with a copy to each Rating Agency, the Note Insurer, the Swap Counterparty and the Issuer) for the Indenture Trustee to forward or otherwise make available to each Noteholder of record as of the most recent Record Date, a statement setting forth for the Collection Period and Payment Date relating to such Determination Date the following information (to the extent applicable):

(a) the aggregate amount being paid on such Payment Date in respect of interest on and principal of each Class of Notes;

(b) the Class A-1 Note Balance, the Class A-2-A Note Balance, the Class A-2-B Note Balance, the Class A-3-A Note Balance, the Class A-3-B Note Balance, the Class A-4 Note Balance and the Note Factor with respect to each Class of Notes, in each case after giving effect to payments on such Payment Date;

(c) (i) the amount on deposit in the Reserve Account and the Specified Reserve Account Balance, each as of the beginning and end of the related Collection Period, (ii) the amount deposited in the Reserve Account in respect of such Payment Date, if any,

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(iii) the Reserve Account Draw Amount and the Reserve Account Excess Amount, if any, to be withdrawn from the Reserve Account on such Payment Date, (iv) the balance on deposit in the Reserve Account on such Payment Date after giving effect to withdrawals therefrom and deposits thereto in respect of such Payment Date and (v) the change in such balance from the immediately preceding Payment Date;

(d) the First Allocation of Principal and the Second Allocation of Principal for such Payment Date;

(e) the Pool Balance and the Pool Factor as of the close of business on the last day of the preceding Collection Period;

(f) the amount of the Servicing Fee to be paid to the Servicer with respect to the related Collection Period and the amount of any unpaid Servicing Fees and the change in such amount from that of the prior Payment Date;

(g) the amount of the Noteholders’ Interest Carryover Shortfall, if any, on such Payment Date and the change in such amount from the preceding Payment Date;

(h) the aggregate Repurchase Price with respect to Repurchased Receivables paid by (i) the Servicer and (ii) the Seller with respect to the related Collection Period;

(i) the amount on deposit in the Pre-Funding Account (until the termination of the Funding Period);

(j) the Net Swap Receipts and Net Swap Payment, if any;

(k) the amount of fees to be paid to the Indenture Trustee and the Owner Trustee with respect to the related Payment Date and the amount of any unpaid fees to the Indenture Trustee and the Owner Trustee and the change in such amount from that of the prior Payment Date;

(l) the Deficiency Amount, if any;

(m) the Delinquency Ratio (as defined in the Insurance Agreement) as of such Determination Date; and

(n) the Cumulative Net Charge-off Ratio (as defined in the Insurance Agreement) as of such Determination Date.

Each amount set forth pursuant to clause (a) or (g) above relating to the Notes shall be expressed as a dollar amount per $1,000 of the Initial Note Balance of the Notes (or Class thereof).

The Indenture Trustee may make available via the Indenture Trustee’s internet website all reports or notices required to be provided by the Indenture Trustee under this Section 4.6. Any information that is disseminated in accordance with the provisions of this Section 4.6 shall not be required to be disseminated in any other form or manner. The Indenture Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

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The Indenture Trustee’s internet website shall be initially located at “https://www.tss.db.com/invr” or at such other address as shall be specified by the Indenture Trustee from time to time in writing to the Noteholders, the Note Insurer, the Servicer, the Issuer or any Paying Agent. In connection with providing access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

SECTION 4.7 No Duty to Confirm. The Indenture Trustee shall have no duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Servicer’s Certificate delivered by the Servicer to the Indenture Trustee, and the Indenture Trustee shall be fully protected in relying upon such Servicer’s Certificate.

SECTION 4.8 Interest Rate Swap Agreement.

(a) The Issuer shall enter into the Initial Interest Rate Swap Agreement with the Initial Swap Counterparty. Subject to the requirements of this Section 4.8, the Issuer may from time to time enter into one or more Replacement Interest Rate Swap Agreements in the event that the Initial Interest Rate Swap Agreement is terminated due to any “Termination Event” or “Event of Default” (each as defined in the Initial Interest Rate Swap Agreement) prior to its scheduled expiration and in accordance with the terms of such Interest Rate Swap Agreement. Other than any Replacement Interest Rate Swap Agreement entered into pursuant to this Section 4.8(a), the Issuer may not enter into any additional interest rate swap agreements.

(b) In the event of any early termination of any Interest Rate Swap Agreement, (i) the Indenture Trustee shall establish the Swap Termination Payment Account (the “Swap Termination Payment Account”) over which the Indenture Trustee shall have exclusive control and the sole right of withdrawal, and in which no Person other than the Indenture Trustee, the Noteholders and the Note Insurer shall have any legal or beneficial interest, (ii) any Swap Termination Payments received from the Swap Counterparty will be remitted to the Swap Termination Payment Account and (iii) any Swap Replacement Proceeds received from a Replacement Swap Counterparty will be remitted directly to the Swap Counterparty; provided, that any such remittance to the Swap Counterparty shall not exceed the amounts, if any, owed to the Swap Counterparty under the Interest Rate Swap Agreement; provided, further that the Swap Counterparty shall only receive Swap Replacement Proceeds if all Swap Termination Payments due from the Swap Counterparty to the Issuer have been paid in full and if such amounts have not been paid in full then the amount of Swap Replacement Proceeds necessary to make up any deficiency shall be remitted to the Swap Termination Payment Account.

(c) The Issuer shall promptly, following the early termination of any Initial Interest Rate Swap Agreement due to an “Event of Default” or “Termination Event” (each as defined in the Initial Interest Rate Swap Agreement) and in accordance with the terms of such Interest Rate Swap Agreement, enter into a Replacement Interest Rate Swap Agreement to the extent possible and practicable through application of funds available in the Swap Termination Payment Account unless (i) the Note Insurer (so long as the Note Insurer is the Controlling Party) does not consent or (ii) entering into such Replacement Interest Rate Swap Agreement will cause the Rating Agency Condition not to be satisfied.

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(d) To the extent that (i) the funds available in the Swap Termination Payment Account exceed the costs of entering into a Replacement Interest Rate Swap Agreement or (ii) the Issuer determines with the consent of the Note Insurer (so long as the Note Insurer is the Controlling Party) not to replace the Initial Interest Rate Swap Agreement and the Rating Agency Condition is met with respect to such determination, the amounts in the Swap Termination Payment Account (other than funds used to pay the costs of entering into a Replacement Interest Rate Swap Agreement, if applicable) shall be included in Available Funds and allocated in accordance with the order of priority specified in Section 4.4(a) on the following Payment Date. In any other situation, amounts on deposit in the Swap Termination Payment Account at any time shall be invested pursuant to Section 4.1(b) and on each Payment Date after the creation of a Swap Termination Payment Account, the funds therein shall be used to cover any shortfalls in the amounts payable under clauses (1) through (8) under Section 4.4(a), provided that in no event will the amount withdrawn from the Swap Termination Payment Account on such Payment Date exceed the amount of Net Swap Receipts that would have been required to be paid on such Payment Date under the terminated Interest Rate Swap Transaction had there been no termination of such transaction. Any amounts remaining in the Swap Termination Payment Account after payment in full of the Class A-4 Notes shall be included in Available Funds and allocated in accordance with the order of priority specified in Section 4.4(a) on the following Payment Date.

(e) If the Swap Counterparty is required to post collateral under the terms of the Interest Rate Swap Agreement, the Indenture Trustee shall establish the Swap Collateral Account (the “Swap Collateral Account”) over which the Indenture Trustee shall have exclusive control and the sole right of withdrawal, and in which no Person other than the Indenture Trustee, the Noteholders and the Note Insurer shall have any legal or beneficial interest. The Indenture Trustee shall deposit all collateral received from the Swap Counterparty under the Interest Rate Swap Agreement into the Swap Collateral Account. Any and all funds at any time on deposit in, or otherwise to the credit of, the Swap Collateral Account shall be held in trust by the Indenture Trustee for the benefit of the Noteholders and the Note Insurer. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Swap Collateral Account shall be (i) for application to obligations of the Swap Counterparty to the Issuer under the Interest Rate Swap Agreement in accordance with the terms of the Interest Rate Swap Agreement or (ii) to return collateral to the Swap Counterparty when and as required by the Interest Rate Swap Agreement.

(f) If at any time the Interest Rate Swap Agreement becomes subject to early termination due to the occurrence of an “Event of Default” or “Termination Event” (as defined in the Interest Rate Swap Agreement), the Issuer and the Indenture Trustee shall use reasonable efforts (following the expiration of any applicable grace period) to enforce the rights of the Issuer thereunder as may be permitted by the terms of the Interest Rate Swap Agreement and consistent with the terms hereof and subject to any rights of the Note Insurer herein or under the Interest Rate Swap Agreement. To the extent not fully paid from Swap Replacement Proceeds, any Swap Termination Payment owed by the Issuer to the Swap Counterparty under the Interest

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Rate Swap Agreement shall be payable to the Swap Counterparty in installments made on each following Payment Date until paid in full in accordance with the order of priority specified in Section 4.4(a). To the extent that the Swap Replacement Proceeds exceed any such Swap Termination Payments (or if there are no Swap Termination Payments due to the Swap Counterparty), the Swap Replacement Proceeds in excess of such Swap Termination Payments, if any, shall be included in Available Funds and allocated and applied in accordance with the order of priority specified in Section 4.4(a) on the following Payment Date.

ARTICLE V

THE SELLER

SECTION 5.1 Representations and Warranties of Seller. The Seller makes the following representations and warranties as of the Closing Date and as of each Funding Date on which the Issuer will be deemed to have relied in acquiring the Transferred Assets. The representations and warranties speak as of the execution and delivery of this Agreement and will survive the conveyance of the Transferred Assets to the Issuer and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a) Existence and Power. The Seller is a Delaware limited liability company validly existing and in good standing under the laws of its state of organization and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party or affect the enforceability or collectibility of the Receivables or any other part of the Transferred Assets. The Seller has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Seller to perform its obligations under the Transaction Documents or affect the enforceability or collectibility of the Receivables or any other part of the Transferred Assets.

(b) Authorization and No Contravention. The execution, delivery and performance by the Seller of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of the Seller and do not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any indenture or agreement or instrument to which the Seller is a party or by which its properties are bound (other than violations of such laws, rules, regulations, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Seller’s ability to perform its obligations under, the Transaction Documents).

(c) No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Seller of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approval, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Receivables or any other part of the Transferred Assets or would not materially and adversely affect the ability of the Seller to perform its obligations under the Transaction Documents.

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(d) Binding Effect. Each Transaction Document to which the Seller is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and, if applicable, the rights of creditors of limited liability companies from time to time in effect or by general principles of equity.

(e) Lien Filings. The Seller is not aware of any material judgment, ERISA or tax lien filings against the Seller.

(f) No Proceedings. There are no actions, orders, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations under this Agreement or any of the other Transaction Documents or the collectibility or enforceability of the Receivables, or (iv) relate to the Seller that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

(g) [Reserved].

(h) Trade Name. “Capital One Auto Receivables, LLC” is the only trade name under which the Seller is currently operating its business. For the six (6) years (or such shorter period of time during which the Seller was in existence) preceding the date hereof, the Seller operated its business under the trade name “Capital One Auto Receivables, LLC”. “Capital One Auto Receivables, LLC” is the name of the Seller indicated on the public record of the Seller’s jurisdiction of organization which shows the Seller to have been organized.

(i) Principal Executive Office. Since its inception, the Seller has maintained its principal executive office in the Commonwealth of Virginia.

(j) Investment Company Act. The Seller is not an “investment company” that is registered or required to be registered under, or otherwise subject to the restrictions of, the Investment Company Act of 1940, as amended.

SECTION 5.2 Liability of the Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement, and hereby agrees to the following:

(a) The Seller shall indemnify, defend, and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Note Insurer, the Noteholders and the Residual Interestholder from and against any loss, liability or expense incurred by reason of the Seller’s violation of federal or State securities laws in connection with the registration or the sale of the Notes.

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(b) The Seller will pay any and all taxes levied or assessed upon the Issuer or upon all or any part of the Trust Estate.

(c) Indemnification under this Section 5.2 will survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement and will include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Seller has made any indemnity payments pursuant to this Section 5.2 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person will promptly repay such amounts to the Seller, without interest.

(d) The Seller’s obligations under this Section 5.2 are obligations solely of the Seller and will not constitute a claim against the Seller to the extent that the Seller does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, the Issuer, the Servicer, the Indenture Trustee, the Note Insurer and the Owner Trustee, by entering into or accepting this Agreement, acknowledge and agree that they have no right, title or interest in or to the Other Assets of the Seller. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, the Issuer, the Servicer, the Note Insurer, the Indenture Trustee or the Owner Trustee either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then the Issuer, the Servicer, the Note Insurer, the Indenture Trustee or the Owner Trustee further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Seller), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. The Issuer, the Servicer, the Note Insurer, the Indenture Trustee and the Owner Trustee each further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 5.2(d) and the terms of this Section 5.2(d) may be enforced by an action for specific performance. The provisions of this Section 5.2(d) will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Agreement.

SECTION 5.3 Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (i) into which the Seller may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Seller is a party, (iii) succeeding to the business of the Seller, or (iv) more than 50% of the voting stock or voting power and 50% or more of the economic equity of which is owned directly or indirectly by Capital One Financial Corporation, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, will be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. Notwithstanding the foregoing, if the Seller enters

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into any of the foregoing transactions and is not the surviving entity, (x) the Seller shall deliver to the Indenture Trustee and the Note Insurer an Officer’s Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section 5.3 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (y) the Seller will deliver to the Indenture Trustee and the Note Insurer an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee, respectively, in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest. The Seller will provide notice of any merger, conversion, consolidation, or succession pursuant to this Section 5.3 to the Rating Agencies and the Note Insurer. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (x) and (y) of this Section 5.3 will be conditions to the consummation of any of the transactions referred to in clauses (i), (ii) or (iii) of this Section 5.3 in which the Seller is not the surviving entity.

SECTION 5.4 Limitation on Liability of Seller and Others. The Seller and any officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller will not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

SECTION 5.5 Seller May Own Notes. The Seller, and any Affiliate of the Seller, may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction Documents. Except as set forth herein or in the other Transaction Documents, Notes so owned by the Seller or any such Affiliate will have an equal and proportionate benefit under the provisions of this Agreement and the other Transaction Documents, without preference, priority, or distinction as among all of the Notes. Unless all Notes are owned by the Issuer, the Seller, the Servicer, the Administrator or any of their respective Affiliates, any Notes owned by the Issuer, the Seller, the Servicer, the Administrator or any of their respective Affiliates shall be disregarded with respect to the determination of any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any other Transaction Document.

SECTION 5.6 Sarbanes-Oxley Act Requirements. To the extent any documents are required to be filed or any certification is required to be made with respect to the Issuer or the Notes pursuant to the Sarbanes-Oxley Act, the Issuer hereby authorizes the Servicer and the Seller, or either of them, to prepare, sign, certify and file any such documents or certifications.

SECTION 5.7 Compliance with Organizational Documents. The Seller shall comply with its limited liability company agreement and other organizational documents.

SECTION 5.8 Perfection Representations, Warranties and Covenants. The Seller hereby makes the perfection representations, warranties and covenants attached hereto as

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Exhibit E to the Issuer, the Indenture Trustee and the Note Insurer and the Issuer shall be deemed to have relied on such representations, warranties and covenants in acquiring the Transferred Assets.

ARTICLE VI

THE SERVICER

SECTION 6.1 Representations of Servicer. The Servicer makes the following representations and warranties as of the Closing Date and as of each Funding Date on which the Issuer will be deemed to have relied in acquiring the Transferred Assets. The representations and warranties speak as of the execution and delivery of this Agreement and will survive the conveyance of the Transferred Assets to the Issuer and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a) Existence and Power. The Servicer is a Texas corporation validly existing and in good standing under the laws of its state of organization and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party or which affect the enforceability or collectibility of the Receivables or any other part of the Transferred Assets. The Servicer has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Servicer to perform its obligations under the Transaction Documents or affect the enforceability or collectibility of the Receivables or any other part of the Transferred Assets.

(b) Authorization and No Contravention. The execution, delivery and performance by the Servicer of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of the Servicer and do not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any material indenture or material agreement or instrument to which the Servicer is a party or by which its properties are bound, in each case, other than violations of such laws, rules, regulations, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or if the aggregate, would not materially and adversely affect the transactions contemplated by, or the Servicer’s ability to perform its obligations under, the Transaction Documents.

(c) No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Servicer of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made or approvals, authorizations or filings which will be made on a timely basis and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Receivables or would not materially and adversely affect the ability of the Servicer to perform its obligations under the Transaction Documents.

(d) Binding Effect. Each Transaction Document to which the Servicer is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by applicable

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bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors’ rights generally and, if applicable, the rights of creditors of corporations from time to time in effect or by general principles of equity.

(e) No Proceedings. There are no actions, suits or proceedings pending or, to the knowledge of the Servicer, threatened against the Servicer before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any of the other Transaction Documents, or (iv) relate to the Servicer that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

SECTION 6.2 Indemnities of Servicer. The Servicer will be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement, and hereby agrees to the following:

(a) The Servicer will defend, indemnify and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Note Insurer, the Residual Interestholders and the Seller from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

(b) The Servicer will indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein or in the other Transaction Documents, if any, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the conveyance of the Receivables to the Issuer or the issuance and original sales of the Notes, or asserted with respect to ownership of the Receivables, or federal or other Applicable Tax State income taxes arising out of the transactions contemplated by this Agreement and the other Transaction Documents) and costs and expenses in defending against the same. For the avoidance of doubt, the Servicer will not indemnify for any costs, expenses, losses, claims, damages or liabilities due to the credit risk of the Obligor and for which reimbursement would constitute recourse for uncollectible Receivables.

(c) The Servicer will indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Note Insurer, the Residual Interestholders and the Seller from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance, or bad faith (other than errors in judgment) of the Servicer in the performance of its duties under this Agreement or any other Transaction Document to which it is a party, or by reason of its failure to perform its obligations or of reckless disregard of its obligations and duties under this

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Agreement or any other Transaction Document to which it is a party; provided, however, that the Servicer will not indemnify for any costs, expenses, losses, claims, damages or liabilities arising from its breach of any covenant for which the repurchase of the affected Receivables is specified as the sole remedy pursuant to Section 2.6 or Section 3.6 (except to the extent described in Section 3.6).

(d) The Servicer will indemnify Wilmington Trust Company in its individual capacity and as trustee and its successors, assigns, directors, officers, employees and agents (the “Indemnified Parties”) from and against, any and all loss, liability, expense, tax, penalty or claim (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against Wilmington Trust Company in its individual capacity and as trustee or any Indemnified Party in any way relating to or arising out of the Trust Agreement, the other Transaction Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of Wilmington Trust Company under the Trust Agreement; provided, however, that the Servicer shall not be liable for or required to indemnify Wilmington Trust Company from and against any of the foregoing expenses arising or resulting from (i) its own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of any representation or warranty contained in Section 7.3 of the Trust Agreement expressly made by Wilmington Trust Company in its individual capacity, (iii) liabilities arising from the failure of Wilmington Trust Company to perform obligations expressly undertaken by it in the last sentence of Section 6.4 of the Trust Agreement or (iv) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee. To the extent not paid by the Servicer, such indemnification shall be paid in accordance with Section 4.4 of this Agreement or Section 5.4(b) of the Indenture.

The Servicer will compensate the Indenture Trustee and indemnify the Indenture Trustee to the extent and subject to the conditions set forth in Section 6.7 of the Indenture, except to the extent that any cost, expense, loss, claim, damage or liability arises out of or is incurred in connection with the performance by the Indenture Trustee of the duties of a Successor Servicer hereunder.

(e) Indemnification under this Section 6.2 by COAF (or any successor thereto pursuant to Section 7.1) as Servicer, with respect to the period such Person was the Servicer, will survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the termination of this Agreement or the resignation or removal of the Owner Trustee or the Indenture Trustee and will include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Section 6.2 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person will promptly repay such amounts to the Servicer, without interest.

(f) If a tax is levied or assessed upon the Issuer or upon all or any part of the Trust Estate under HB3, which tax becomes due and payable after the Closing Date and is not paid by the Seller pursuant to Section 5.2(b), the Servicer shall pay such tax (or cause such tax to be paid) to the applicable taxing authority on behalf of the Issuer. Notwithstanding anything to the contrary contained herein, nothing in this Agreement should be read to imply that the Issuer is doing business in Texas, has sufficient nexus with Texas in order for HB3 to apply to the Issuer or is otherwise subject to the tax described in HB3.

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SECTION 6.3 Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Servicer is a party, (iii) succeeding to the business of the Servicer, or (iv) any company or other business entity of which Capital One Financial Corporation owns, directly or indirectly, more than 50% of the voting stock or voting power and 50% or more of the economic equity, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, will be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. Notwithstanding the foregoing, if the Servicer enters into any of the foregoing transactions and is not the surviving entity, (x) the Servicer shall deliver to the Indenture Trustee and the Note Insurer an Officer’s Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation, or succession and such agreement of assumption comply with this Section 6.3 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and (y) the Servicer will deliver to the Indenture Trustee and the Note Insurer an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee, respectively, in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interests. The Servicer will provide notice of any merger, conversion, consolidation or succession pursuant to this Section 6.3 to the Rating Agencies and the Note Insurer. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (x) and (y) of this Section 6.3 will be conditions to the consummation of any of the transactions referred to in clauses (i), (ii), or (iii) of this Section 6.3 in which the Servicer is not the surviving entity.

SECTION 6.4 Limitation on Liability of Servicer and Others.

(a) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer will be under any liability to the Issuer, the Indenture Trustee, the Owner Trustee, the Noteholders, the Note Insurer, the Swap Counterparty or the Residual Interestholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision will not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of its failure to perform its obligations or of reckless disregard of obligations and duties under this Agreement, or by reason of negligence in the performance of its duties under this Agreement (except for errors in judgment). The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on any Opinion of Counsel or on any Officer’s Certificate of the Seller or certificate of auditors believed to be genuine and to have been signed by the proper party in respect of any matters arising under this Agreement.

(b) Except as provided in this Agreement, the Servicer will not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it

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in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders and the Residual Interestholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Servicer.

SECTION 6.5 Delegation of Duties. The Servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the Transaction Documents to any of its Affiliates or (b) specific duties (including, without limitation, its duties as custodian) to sub-contractors who are in the business of performing such duties; provided, that no such delegation shall relieve the Servicer of its responsibility with respect to such duties and the Servicer shall remain obligated and liable to the Note Insurer, the Issuer and the Indenture Trustee for its duties hereunder as if the Servicer alone were performing such duties.

SECTION 6.6 COAF Not to Resign as Servicer. Subject to the provisions of Sections 6.3 and 6.5, (a) COAF will not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement by reason of a change in applicable legal requirements is no longer permissible under applicable law and (b) COAF will not assign this Agreement or any of its rights, powers, duties or obligations hereunder. Notice of any such determination permitting the resignation of COAF will be communicated to the Issuer, the Note Insurer and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, will be confirmed in writing at the earliest practicable time) and any such determination will be evidenced by an Opinion of Counsel to such effect delivered to the Issuer, the Note Insurer and the Indenture Trustee concurrently with or promptly after such notice. No such resignation will become effective until a successor Servicer has assumed the responsibilities and obligations of COAF as Servicer pursuant to Section 7.1.

SECTION 6.7 Servicer May Own Notes. The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Notes with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction Documents. Except as set forth herein or in the other Transaction Documents, Notes so owned by or pledged to the Servicer or such Affiliate will have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Notes.

ARTICLE VII

TERMINATION OF SERVICER

SECTION 7.1 Termination of Servicer.

(a) If a Servicer Termination Event shall have occurred and be continuing, the Indenture Trustee shall, at the direction of the Controlling Party, by notice given to the Servicer, the Owner Trustee, the Issuer, the Administrator, the Noteholders, the Note Insurer, the Swap Counterparty and each Rating Agency, terminate the rights and obligations of the Servicer under this Agreement with respect to the Receivables. In the event the Servicer is removed or resigns

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as Servicer with respect to servicing the Receivables, the Indenture Trustee, acting at the direction of the Controlling Party, shall appoint a successor Servicer. Upon the Servicer’s receipt of notice of termination, such Servicer will continue to perform its functions as Servicer under this Agreement only until the date specified in such termination notice or, if no such date is specified in such termination notice, until receipt of such notice. If a successor Servicer has not been appointed at the time when the outgoing Servicer ceases to act as Servicer in accordance with this Section 7.1, the Indenture Trustee without further action will automatically be appointed the successor Servicer. Notwithstanding the above, the Indenture Trustee, if it is legally unable or is unwilling to so act, will appoint, or petition a court of competent jurisdiction to appoint a successor Servicer. Any successor Servicer shall be an established institution having a net worth of not less than $100,000,000 (or such lesser amount that the Note Insurer may consent in writing) and whose regular business includes the servicing of comparable motor vehicle receivables having an aggregate outstanding principal amount of not less than $50,000,000.

(b) The Controlling Party may waive any Servicer Termination Event. Upon any such waiver, such Servicer Termination Event shall cease to exist and be deemed to have been cured and not to have occurred, and any Servicer Termination Event arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Agreement, but no such waiver shall extend to any prior, subsequent or other Servicer Termination Event or impair any right consequent thereto.

(c) If replaced, the Servicer agrees that it will use commercially reasonable efforts at its own expense to effect the orderly and efficient transfer of the servicing of the Receivables to a successor Servicer.

(d) Upon the effectiveness of the assumption by the successor Servicer of its duties pursuant to this Section 7.1, the successor Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement with respect to the Receivables, and shall be subject to all the responsibilities, duties and liabilities relating thereto, except with respect to the obligations of the predecessor Servicer that survive its termination as Servicer, including indemnification obligations as set forth in Section 6.2(e). In such event, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such termination and replacement of the Servicer, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. No Servicer shall resign or be relieved of its duties under this Agreement, as Servicer of the Receivables, until a newly appointed Servicer for the Receivables shall have assumed the responsibilities and obligations of the resigning or terminated Servicer under this Agreement.

In connection with such appointment, the Indenture Trustee may make such arrangements for the compensation of the successor Servicer out of Available Funds as it and such successor Servicer will agree; provided, however, that no such compensation will be in excess of the amount paid to the predecessor Servicer under this Agreement.

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SECTION 7.2 Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VII, the Indenture Trustee will give prompt written notice thereof to the Owner Trustee, the Issuer, the Note Insurer, the Administrator, each Rating Agency and to the Noteholders at their respective addresses of record.

ARTICLE VIII

OPTIONAL PURCHASE

SECTION 8.1 Optional Purchase of Trust Estate. The Servicer shall have the right at its option (the “Optional Purchase”) to purchase the Trust Estate from the Issuer on any Payment Date if, either before or after giving effect to any payment of principal required to be made on such Payment Date, the aggregate Pool Balance is less than or equal to 10% of the sum of (i) the initial Pool Balance and (ii) the initial aggregate Principal Balance of the Subsequent Receivables. The purchase price for the Trust Estate shall equal the Redemption Price (the “Optional Purchase Price”), which amount shall be deposited by the Servicer into the Collection Account on or before the Redemption Date. If the Servicer exercises the Optional Purchase, the Notes shall be redeemed and in each case in whole but not in part on the related Payment Date for the Redemption Price.

ARTICLE IX

THE NOTE INSURANCE POLICY

SECTION 9.1 Claims Under Note Insurance Policy.

(a) In the event that the Servicer’s Certificate with respect to any Determination Date states that there is a Deficiency Amount, or in the event that the Indenture Trustee has received a certified copy of a final, nonappealable order of an appropriate court or other body exercising jurisdiction of any Preference Amount, the Indenture Trustee shall furnish to the Note Insurer no later than noon, New York City time, on the first Business Day following the Indenture Trustee’s receipt of such Servicer’s Certificate or certified copy, as applicable, a complete notice substantially in the form of Exhibit A to the Note Insurance Policy (a “Notice”) specifying the amount of the Deficiency Amount, provided, that if such Notice is received after noon, New York City time, on such Business Day, it will be deemed to be received before noon, New York City time, on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Note Insurance Policy, such Notice will be deemed not to have been received for purposes of making such claim, and the Insurer will promptly so advise the Indenture Trustee in writing and the Indenture Trustee may submit an amended or corrected Notice. If such an amended or corrected Notice is in proper form and is otherwise sufficient for the purpose of making a claim under the Note Insurance Policy, it will be deemed to have been timely received on the Business Day of such resubmission; provided, that if such notice is received after noon, New York City time, it shall be deemed to be received before noon, New York City time, on the following Business Day.

(b) The Indenture Trustee shall establish and maintain an Eligible Account for the benefit of the Noteholders for the exclusive use as an account into which to deposit any proceeds of the Note Insurance Policy (the “Insurance Account”). Upon receipt of an Insured

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Payment from the Insurer, the Indenture Trustee shall deposit such Insured Payment in the Insurance Account. All amounts on deposit in the Insurance Account shall remain uninvested. On each Payment Date, the Indenture Trustee shall return any money in the Insurance Account which does not constitute an Insured Payment (as defined in the Note Insurance Policy) to the Note Insurer. The Indenture Trustee shall distribute on each Payment Date, to the Noteholders, the Insured Payment for such Payment Date from the Insurance Account in accordance with the priorities set forth in Section 4.4(a).

(c) The Indenture Trustee will (i) receive as attorney-in-fact of each Noteholder any Insured Payment from the Note Insurer and (ii) distribute such Insured Payment as set forth in Section 9.1(b). Any and all Insured Payments disbursed by the Indenture Trustee shall not be considered payment by the Issuer with respect to the Notes, and shall not discharge the obligations of the Issuer with respect thereto. The Note Insurer shall, upon any payment pursuant to the Note Insurance Policy, in furtherance and not in limitation of its equitable right of subrogation and its rights under the Insurance Agreement, to the extent it makes any payment with respect to the Notes, become subrogated to the rights of any Noteholder to receive any and all amounts due in respect of the Insured Obligations as to which such payment was made. The Note Insurer shall be a co-beneficiary of the Indenture Trustee’s lien under the Indenture. Subject to and conditioned upon any payment with respect to the Notes by or on behalf of the Note Insurer, the Indenture Trustee shall assign to the Insurer all rights to the payment of interest or principal with respect to the Notes which are then due for payment to the extent of all payments made by the Note Insurer, and the Note Insurer may exercise any option, vote, right, power or the like with respect to the Notes to the extent that it has made payment pursuant to the Note Insurance Policy. The foregoing subrogation will in all cases be subject to the rights of the Noteholders to receive all Insured Payments (as defined in the Note Insurance Policy) in respect of the Notes.

(d) The Indenture Trustee will promptly notify the Note Insurer of any proceeding or the institution of any action (of which a Responsible Officer of the Indenture Trustee has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a “Note Preference Claim”) of any payment made to a Noteholder that has been deemed a preferential transfer and recoverable, or theretofore recovered, from such Noteholder pursuant to Title 11 of United States Code in accordance with an order of an appropriate court or other body. Each Noteholder, by its purchase of Notes, and the Indenture Trustee hereby agree that so long as the Note Insurer is the Controlling Party, the Note Insurer may at any time during the continuation of any proceeding relating to a Note Preference Claim direct all matters relating to such Note Preference Claim, including (i) the direction of any appeal of any order relating to any Note Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal at the expense of the Note Insurer, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in Section 9.1(c), the Note Insurer will be subrogated to, and each Noteholder and the Indenture Trustee hereby delegate and assign, to the fullest extent permitted by law, the rights of the Indenture Trustee and each Noteholder in the conduct of any proceeding with respect to a Note Preference Claim, including all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Note Preference Claim.

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SECTION 9.2 Surrender of Note Insurance Policy. The Indenture Trustee shall surrender the Note Insurance Policy to the Note Insurer for cancellation upon the expiration of the Note Insurance Policy in accordance with the terms of the Note Insurance Policy.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.1 Amendment.

(a) Any term or provision of this Agreement may be amended by the Seller and the Servicer, with the prior written consent of the Note Insurer (so long as the Note Insurer is the Controlling Party), but without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Swap Counterparty or the Owner Trustee; provided that such amendment shall not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of any Noteholder, the Indenture Trustee or the Owner Trustee; provided, further, that such amendment shall be deemed not to materially and adversely affect the interests of any Noteholder, and no Opinion of Counsel shall be required, if the Rating Agency Condition is satisfied with respect to such amendment; provided, further, that such amendment shall not materially and adversely affect the rights or obligations of the Swap Counterparty under this Sale and Servicing Agreement unless (i) the Swap Counterparty shall have consented in writing to such amendment (and such consent shall be deemed to have been given if the Swap Counterparty does not object in writing within ten (10) Business Days after receipt of a written request for such consent) and (ii) the Rating Agency Condition is satisfied with respect to such amendment; provided, further, that if the Note Insurer is not the Controlling Party, such amendment shall not materially and adversely affect the interests of the Note Insurer without the prior written consent of the Note Insurer.

(b) Any term or provision of this Agreement may be amended by the Seller and the Servicer, with the prior written consent of the Note Insurer (so long as the Note Insurer is the Controlling Party) but without the consent of the Indenture Trustee, any Noteholder, the Swap Counterparty, the Issuer, the Owner Trustee or any other Person to add, modify or eliminate any provisions as may be necessary or advisable in order to enable the Seller, the Servicer or any of their Affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied and such amendment shall not materially and adversely affect the rights or obligations of the Swap Counterparty under this Agreement unless the Swap Counterparty shall have consented in writing to such amendment (and such consent shall be deemed to have been given if the Swap Counterparty does not object in writing within ten (10) Business Days after receipt of a written request for such consent).

(c) This Agreement may also be amended from time to time by the parties hereto, with the prior written consent of the Controlling Party, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Note Insurer; provided that no such amendment shall (i) reduce the interest rate or principal amount of any Note or delay any Payment Date or the Final Scheduled Payment Date of any Note without the consent of the Holder of such Note, (ii) reduce the percentage of the Note Balance, the Holders of which are

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required to consent to any matter without the consent of the Holders of at least the percentage of the Note Balance which were required to consent to such matter before giving effect to such amendment; provided, further, that if the Note Insurer is not the Controlling Party, no amendment pursuant to this Section 10.1(c) shall materially and adversely affect the interests of the Note Insurer without the prior written consent of the Note Insurer; provided, further, that such amendment shall not materially and adversely affect the rights or obligations of the Swap Counterparty under this Sale and Servicing Agreement unless (i) the Swap Counterparty shall have consented in writing to such amendment (and such consent shall be deemed to have been given if the Swap Counterparty does not object in writing within ten (10) Business Days after receipt of a written request for such consent) and (ii) the Rating Agency Condition is satisfied with respect to such amendment. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

(d) Prior to the execution of any amendment to this Agreement, the Servicer shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment or consent, the Servicer shall furnish a copy of such amendment or consent to each Rating Agency and the Indenture Trustee.

(e) Prior to the execution of any amendment to this Agreement, the Seller, the Note Insurer, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement. Furthermore, notwithstanding anything to the contrary herein, this Agreement may not be amended in any way that would adversely affect the Owner Trustee’s rights, privileges, indemnities, duties or obligations under this Agreement, the Transaction Documents or otherwise without the prior written consent of the Owner Trustee.

SECTION 10.2 Protection of Title.

(a) The Seller shall authorize and file such financing statements and cause to be authorized and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer, the Note Insurer, and the Indenture Trustee under this Agreement in the Purchased Assets (other than any Purchased Assets with respect thereto, to the extent that the interest of the Issuer, the Note Insurer or the Indenture Trustee therein cannot be perfected by the filing of a financing statement). The Seller shall deliver (or cause to be delivered) to the Issuer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

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(b) None of the Issuer, the Seller or the Servicer shall change its name, identity, organizational structure or jurisdiction of organization in any manner that would make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above “seriously misleading” within the meaning of Sections 9-506, 9-507 or 9-508 of the UCC, unless it shall have given the Issuer, the Note Insurer and the Indenture Trustee at least five days’ prior written notice thereof and, to the extent necessary, has promptly filed amendments to previously filed financing statements or continuation statements described in paragraph (a) above.

(c) The Seller shall give the Issuer, the Note Insurer and the Indenture Trustee at least five days’ prior written notice of any change of location of the Seller for purposes of Section 9-307 of the UCC and shall have taken all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not possible to take such action in advance) reasonably necessary or advisable to amend all previously filed financing statements or continuation statements described in paragraph (a) above.

(d) The Servicer shall maintain (or shall cause its Sub-Servicer to maintain) accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(e) The Servicer shall maintain (or shall cause its Sub-Servicer to maintain) its computer systems so that, from time to time after the conveyance under this Agreement of the Receivables, the master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuer in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee on behalf of the Indenture Secured Parties pursuant to the Indenture. Indication of the Issuer’s and the Indenture Trustee’s interest in a Receivable shall not be deleted from or modified on such computer systems until, and only until, the related Receivable shall have been paid in full or repurchased.

(f) If at any time the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee on behalf of the Indenture Secured Parties.

SECTION 10.3 Other Liens or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, the Seller shall not sell, pledge, assign or transfer the Receivables or other property transferred to the Issuer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any interest therein, and the Seller shall defend the right, title and interest of the Issuer in, to and under such Receivables and other property transferred to the Issuer against all claims of third parties claiming through or under the Seller.

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SECTION 10.4 Transfers Intended as Sale; Security Interest.

(a) Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales and transfers rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Receivables and related Transferred Assets shall not be part of the Seller’s estate in the event of a bankruptcy or insolvency of the Seller. The sales and transfers by the Seller of Receivables and related Transferred Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, the Seller, except as otherwise specifically provided herein. The limited rights of recourse specified herein against the Seller are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectibility of the Receivables.

(b) Notwithstanding the foregoing, in the event that the Receivables and other Transferred Assets are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Receivables and other Transferred Assets, then it is intended that:

(i) This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction;

(ii) The conveyance provided for in Section 2.1 shall be deemed to be a grant by the Seller, and the Seller hereby grants, to the Issuer of a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables and other Transferred Assets, to secure such indebtedness and the performance of the obligations of the Seller hereunder;

(iii) The possession by the Issuer, or the Servicer as the Issuer’s agent, of the Receivables Files and any other property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and

(iv) Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law.

SECTION 10.5 Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class

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United States mail, postage prepaid, hand delivery, prepaid courier service, or by facsimile, and addressed in each case as set forth on Schedule II or at such other address as shall be designated in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, that any notice to a Noteholder mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

SECTION 10.6 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING TO THE MAXIMUM EXTENT PERMITTED BY LAW ALL OTHER RULES THEREOF RELATING TO CONFLICTS OF LAW AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 10.7 Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 10.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 10.9 Waivers. No failure or delay on the part of the Servicer, the Seller, the Note Insurer, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any party hereto under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 10.10 Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

SECTION 10.11 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

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SECTION 10.12 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

SECTION 10.13 Acknowledgment and Agreement. By execution below, the Seller expressly acknowledges and consents to the pledge, assignment and Grant of a security interest in the Receivables and the other Transferred Assets by the Issuer to the Indenture Trustee on behalf of the Indenture Secured Parties pursuant to the Indenture for the benefit of the Indenture Secured Parties. In addition, the Seller hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of the Issuer under this Agreement.

SECTION 10.14 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 10.15 Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section shall survive the termination of this Agreement.

SECTION 10.16 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

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(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 10.5 of this Agreement;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 10.17 Limitation of Liability.

(a) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee, and in no event shall it have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer. Under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expense of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Transaction Documents. For the purposes of this Agreement, in the performance of its duties or obligations hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

(b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Indenture Trustee, and in no event shall it have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer; provided that the Indenture Trustee will only be responsible for its actions as Indenture Trustee hereunder and under the Indenture. Under no circumstances shall the Indenture Trustee be personally liable for the payment of any indebtedness or expense of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Transaction Documents. For the purposes of this Agreement, in the performance of its duties or obligations hereunder, the Indenture Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the Indenture.

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SECTION 10.18 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Noteholders and the Residual Interestholders and their respective successors and permitted assigns and each of the Owner Trustee, the Note Insurer and the Swap Counterparty shall be an express third party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section, no other Person will have any right hereunder.

SECTION 10.19 Limitation of Rights.

(a) All of the rights of the Note Insurer in, to and under this Agreement (including, but not limited to, all of the Note Insurer’s rights as a third party beneficiary of this Agreement and all of the Note Insurer’s rights to receive notice of any action hereunder and to give or withhold consent to any action hereunder) shall terminate upon the termination of the Insurance Agreement in accordance with the terms thereof and the payment in full of all amounts owing to the Note Insurer.

(b) All of the rights of the Swap Counterparty in, to and under this Agreement (including, but not limited to, all of the Swap Counterparty’s rights as a third party beneficiary of this Agreement and all of the Swap Counterparty’s rights to receive notice of any action hereunder and to give or withhold consent to any action hereunder) shall terminate upon the termination of the Interest Rate Swap Agreement in accordance with the terms thereof and the payment in full of all amounts owing to the Swap Counterparty.

SECTION 10.20 Information Requests. The parties hereto shall provide any information available and deliverable without undue expense as requested by the Servicer, the Issuer, the Seller or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

SECTION 10.21 Regulation AB. The Seller and the Servicer acknowledge and agree that the purpose of this Section 10.21 is to facilitate compliance by the Seller with the provisions of Regulation AB and related rules and regulations of the Commission. The Seller shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission under the Securities Act and the Exchange Act. The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Seller in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. The Servicer shall cooperate fully with the Seller and the Issuer to deliver to the Seller and the Issuer (including any of its assignees or designees) any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Seller or the Issuer to permit the Seller to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer and the Receivables, or the servicing of the Receivables, reasonably believed by the Servicer to be necessary in order to effect such compliance.

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SECTION 10.22 Information to Be Provided by the Indenture Trustee.

(a) For so long as the Issuer is required to report under the Exchange Act, the Indenture Trustee shall (i) on or before the fifth Business Day of each month, provide to the Seller, in writing, such information regarding the Indenture Trustee as is requested by the Seller for the purpose of compliance with Item 1117 of Regulation AB; provided, however, that the Indenture Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Indenture Trustee to Seller, and (ii) as promptly as practicable following notice to or discovery by a Responsible Officer of the Indenture Trustee of any changes to such information, provide to the Seller, in writing, such updated information.

(b) As soon as available but no later than March 15 of each calendar year for so long as the Issuer is required to report under the Exchange Act, commencing in 2008, the Indenture Trustee shall:

(i) deliver to the Seller a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under paragraph (b) of Rule 13a-18, Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Exhibit F or such criteria as mutually agreed upon by the Seller and the Indenture Trustee;

(ii) deliver to the Seller a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and

(iii) deliver to the Seller and any other Person that will be responsible for signing the certification required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) (a “Sarbanes Certification”) on behalf of the Issuer or the Seller a certification substantially in the form attached hereto as Exhibit G or such form as mutually agreed upon by the Seller and the Indenture Trustee.

The Indenture Trustee acknowledges that the parties identified in clause (iii) above may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties have caused this Sale and Servicing Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

CAPITAL ONE AUTO RECEIVABLES, LLC, as Seller

By:	/s/ Richard Johns
Name: Richard Johns
Title: Assistant Vice President

Sale and Servicing Agreement

(COFAT 2007-C)

S-1

CAPITAL ONE AUTO FINANCE TRUST 2007-C, as Issuer

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:	/s/ J. Christopher Murphy
	Name:	J. Christopher Murphy
	Title:	Financial Services Officer

S-2	Sale and Servicing Agreement (COAFT 2007-C)

CAPITAL ONE AUTO FINANCE, INC., as Servicer

By:	/s/ Albert A. Ciafre
	Name:	Albert A. Ciafre
	Title:	Assistant Vice President

S-3	Sale and Servicing Agreement (COAFT 2007-C)

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Aranka R. Paul
	Name:	Aranka R. Paul
	Title:	Assistant Vice President

By:	/s/ Jenna Kaufman
	Name:	Jenna Kaufman
	Title:	Director

S-4	Sale and Servicing Agreement (COAFT 2007-C)

SCHEDULE I

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE RECEIVABLES

(a)	Characteristics of Receivables. As of its respective Cut-Off Date (or such other date as may be specifically set forth below), each Receivable:

(i) has been fully and properly executed or electronically authenticated (as defined in the UCC) by the Obligor thereto;

(ii) has been originated directly by the related Originator in accordance with its customary origination practices;

(iii) as of the Closing Date or Subsequent Funding Date, as applicable, is secured by a first priority validly perfected security interest in the Financed Vehicle in favor of the applicable Originator, as secured party, or all necessary actions with respect to the Receivable has been taken or will be taken to perfect a first priority security interest in the Financed Vehicle in favor of the applicable Originator, as secured party, which security interest, in either case, is assignable and has been so assigned by the applicable Referral Originator to COAF (in the case of a Referral Receivable), by COAF to the Seller and by the Seller to the Issuer and is enforceable by or on the Issuer’s behalf;

(iv) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security;

(v) provided, at origination, for level monthly payments which fully amortize the initial Principal Balance over the original term; provided, that the amount of the first or last payment may be different from the level payment but in no event more than three times the level monthly payment or less than one-third of the level monthly payment;

(vi) provides for interest at the Contract Rate specified in the Schedule of Receivables;

(vii) was originated in the United States and denominated in Dollars;

(viii) is secured by a new or used automobile or light-duty truck;

(ix) has a Contract Rate of at least 3.00%;

(x) had an original term to maturity of not more than 72 months and has a remaining term to maturity, as of its respective Cut-Off Date, of not more than 72 months and not less than 6 months;

(xi) had an original Principal Balance of no more than $50,000;

I-1	Schedule I to the Sale and Servicing Agreement

(xii) has a Principal Balance on its respective Cut-Off Date of greater than or equal to $500;

(xiii) has a final Scheduled Payment due on or before December 31, 2013;

(xiv) was not more than 30 days past due as of its Cut-Off Date;

(xv) is not subject to a force-placed Insurance Policy on the related Financed Vehicle;

(xvi) is a Simple Interest Receivable, and scheduled payments under each Receivable have been applied in accordance with the method for allocating principal and interest set forth in such Receivable; and

(xvii) has not had an extension or modification except as permitted by the terms of the Customary Servicing Practices.

(b)	Schedule of Receivables. The information with respect to a Receivable transferred on the Closing Date or on any Funding Date as set forth in the Schedule of Receivables for such date was true and correct in all material respects as of the Cut-Off Date for such Receivable.

(c)	Compliance with Law. As of the Closing Date or related Funding Date, as applicable, the Receivable complied, and the transfer of that Receivable to the Issuer complied at the time of transfer, in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including, to the extent applicable, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, the Servicemembers Civil Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and any other consumer credit, equal opportunity and disclosure laws applicable to that Receivable.

(d)	Binding Obligation. The Receivable constitutes the legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally and (ii) as such Receivable may be modified by the application after the applicable Cut-Off Date of the Servicemembers Civil Relief Act, as amended to the extent applicable to the related Obligor.

(e)	Receivable in Force. The Receivable has not been satisfied, subordinated or rescinded nor has the related Financed Vehicle been released from the lien of such Receivable in whole or in part.

I-2	Schedule I to the Sale and Servicing Agreement

(f)	No Default; No Waiver. Except for payment delinquencies continuing for a period of not more than 30 days as of the applicable Cut-Off Date, the Seller has no knowledge that a default, breach, violation or event permitting acceleration under the terms of the Receivable existed as of the applicable Cut-Off Date or that any continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable had arisen as of the applicable Cut-Off Date and the Seller has not waived any of the foregoing.

(g)	Insurance. The Receivable requires that the related Financed Vehicle be covered by a comprehensive and collision insurance policy (i) subject to a maximum deductible of $1,000, (ii) naming the Servicer as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision insurance policies.

(h)	No Government Obligor. The Obligor on the Receivable is not the United States of America or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States of America or any state thereof or any local government.

(i)	Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, assignment, setting over, conveyance or pledge of such Receivable would be unlawful, void, or voidable. COAF has not entered into any agreement with any Obligor that prohibits, restricts or conditions the assignment of the related Receivable.

(j)	Good Title. It is the intention of the Seller that the sale, transfer, assignment and conveyance herein contemplated constitute an absolute sale, transfer, assignment and conveyance of the Receivables and that the Receivables not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. As of the Closing Date or Funding Date, as applicable, no Receivable has been sold, transferred, assigned, conveyed or pledged to any Person other than pursuant to the Transaction Documents. As of the Closing Date or Funding Date, as applicable, and immediately prior to the sale and transfer herein contemplated, the Seller had good and marketable title to and was the sole owner of each Receivable free and clear of all Liens (except any Lien which will be released prior to assignment of such Receivable hereunder), and, immediately upon the sale and transfer thereof, the Issuer will have good and marketable title to each Receivable, free and clear of all Liens.

(k)	Filings. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Issuer a first priority, validly perfected ownership interest in the Purchased Assets (other than any Purchased Assets with respect thereto, to the extent that an ownership interest therein cannot be perfected by the filing of a financing statement), and to give the Indenture Trustee a first priority perfected security interest therein, will be made within ten days of the Closing Date.

I-3	Schedule I to the Sale and Servicing Agreement

(l)	Priority. The Receivable is not pledged, assigned, sold, subject to a security interest, or otherwise conveyed other than pursuant to the Transaction Documents. The Seller has not authorized the filing of and is not aware of any financing statements against any Originator or the Seller that include a description of collateral covering any Receivable other than any financing statement relating to security interests granted under the Transaction Documents or that have been or, prior to the assignment of such Receivable hereunder, will be terminated, amended or released. The Sale and Servicing Agreement creates a valid and continuing security interest in the Receivable (other than the Related Security with respect thereto) in favor of the Issuer which security interest is prior to all other Liens and is enforceable as such against all other creditors of and purchasers and assignees from the Seller.

(m)	Characterization of Receivables. Each Receivable constitutes either “electronic chattel paper,” “tangible chattel paper,” an “account,” an “instrument,” or a “general intangible,” each as defined in the UCC.

(n)	One Original. There is only one executed original, electronically authenticated original or authoritative copy of the Contract (in each case within the meaning of the UCC) related to each Receivable.

(o)	No Defenses. As of the related Cut-Off Date, there are no rights of rescission, offset, claim, counterclaim or defense, and the Seller has no knowledge of the same being asserted or threatened, with respect to any Receivable.

(p)	No Fraud or Misrepresentation. Each Receivable was (i) originated by the applicable Originator and (ii) was sold by the applicable Referral Originator (in the case of a Referral Receivable) to COAF and by COAF to the Seller and by the Seller to the Issuer without any fraud or misrepresentation on the part of the applicable Originator or the Seller.

(q)	No Impairment. Other than pursuant to the Transaction Documents or as released prior to the Closing Date or Funding Date, as applicable, no Originator has done anything to convey any right to any Person that would result in such Person having a right to payments due under a Receivable or otherwise to impair the rights of the Issuer, the Note Insurer, the Indenture Trustee or the Noteholders in any Receivable or the proceeds thereof.

(r)	Receivable Not Assumable. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations with respect to such Receivable.

(s)	Bankruptcy Proceeding. As of the applicable Cut-off Date, none of the Receivables was noted in the Servicer’s records as dischargeable debt under a bankruptcy proceeding and, as of the applicable Cut-off Date, none of the Receivables has been reduced or discharged in any bankruptcy proceeding.

(t)	No Charge Off. As of its respective Cut-off Date, no Receivable has been charged off for accounting purposes by the Seller.

I-4	Schedule I to the Sale and Servicing Agreement

(u)	Extensions Modifications. No extension or modification has been made with respect to any Receivable other than as evidenced in the Receivable File relating thereto.

(v)	No Adverse Selection. No selection procedures materially adverse to the Noteholders or the Note Insurer were utilized in selecting any Receivable from those receivables owned by COAF or the Referral Originators, as applicable, which met the selection criteria contained in this Schedule I.

I-5	Schedule I to the Sale and Servicing Agreement

SCHEDULE II

NOTICE ADDRESSES

If to the Issuer:

Capital One Auto Finance Trust 2007-C

c/o Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890-0001

Facsimile: (302) 636-4140

Attention: Corporate Trust Department

with copies to the Administrator and the Indenture Trustee

If to COAF, the Servicer or the Administrator:

Capital One Auto Finance, Inc.

1680 Capital One Drive

McLean, Virginia 22102

Facsimile: (703) 720-2121

Attention: Vice President of Auto Securitization

with a copies to:

Capital One Auto Finance, Inc.

1680 Capital One Drive

McLean, Virginia 22102

Facsimile: (703) 720-2227

Attention: Funding Counsel

Capital One Auto Finance, Inc.

3901 N. Dallas Parkway

Plano, Texas 75093

Facsimile: (888) 722-8255

Attention: Chief Financial Officer

Capital One Auto Finance, Inc.

3901 N. Dallas Parkway

Plano, Texas 75093

Facsimile: (866) 722-6341

Attention: Legal

II-1	Schedule II to the Sale and Servicing Agreement

If to the Seller:

Capital One Auto Receivables, LLC

140 E. Shore Drive

Room 1052-D

Glen Allen, Virginia 23059

Facsimile: (804) 290-6666

Telephone: (804) 290-6736

Attention: Capital Markets

with a copy to:

Capital One Auto Finance, Inc.

1680 Capital One Drive

McLean, Virginia 22102

(Facsimile No. (703) 720-2227

Attention: Funding Counsel

If to the Indenture Trustee:

Deutsche Bank Trust Company Americas

60 Wall Street, 26th Floor

New York, New York 10005

Facsimile: (212) 553-2462

Attention: Structured Finance Services – Capital One Auto Finance Trust 2007-C

If to the Owner Trustee:

Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890-0001

Facsimile: (302) 636-4140

Attention: Corporate Trust Administration

If to Moody’s:

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

Email: ServicerReports@Moodys.com

Facsimile: (212) 298-7139

Attention: ABS/RMBS Monitoring Department, 25th Floor

II-2	Schedule II to the Sale and Servicing Agreement

If to S&P:

Standard & Poor’s Ratings Services

55 Water Street

New York, New York 10041

Facsimile: (212) 438-2664

Attention: Asset Backed Surveillance Group

If to Fitch:

Fitch, Inc.

One State Street Plaza, 32nd Floor

New York, New York 10004

Facsimile: (212) 480-4438

Attention: Asset-Backed Securities Group

If to the Note Insurer:

Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

Facsimile: (212) 312-3225

Attention: Structured Finance Surveillance

If to the Initial Swap Counterparty:

Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London E14 4BB

Telephone No.: 44(20) 777 36810

Facsimile No.: 44(20) 777 36461

II-3	Schedule II to the Sale and Servicing Agreement

EXHIBIT A

NOTICE OF FUNDING DATE

In accordance with the Indenture dated as of October 11, 2007 (as amended or supplemented from time to time, the “Indenture”) by and between Capital One Auto Finance Trust 2007-C (the “Issuer”), and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), the undersigned hereby gives notice of the Funding Date to occur on or before [            ], 200[    ] for each of the Receivables listed on the Schedule of Receivables for such Funding Date. Unless otherwise defined herein, capitalized terms have the meanings set forth in Appendix A to the Sale and Servicing Agreement dated as of October 11, 2007 by and between the Issuer, the Indenture Trustee, Capital One Auto Finance, Inc. and Capital One Auto Receivables, LLC, as Seller (the “Seller”).

Such Subsequent Receivables represent the following amounts:

Aggregate Principal Balance of Subsequent Receivables as of the Subsequent Cut-Off Date (approximate):	$__________________

Amount to be wired to or at the direction of the Seller in payment for such Subsequent Receivables (approximate):	$__________________

Subsequent Cut-Off Date: _________________, 200[    ]

The undersigned hereby certifies that, in connection with the Funding Date specified above, the undersigned has complied with all terms and provisions specified in Section 2.5 of the Sale and Servicing Agreement, including, but not limited to, delivery of the Officer’s Certificate, as specified therein.

Date: ________________________, 200[ ]

CAPITAL ONE AUTO FINANCE TRUST 2007-C

By:	Capital One Auto Finance, Inc., as Administrator

By:

A-1	Exhibit A to the Sale and Servicing Agreement

EXHIBIT B

JOINT OFFICER’S CERTIFICATE

re: Funding Date

CAPITAL ONE AUTO FINANCE, INC.

CAPITAL ONE AUTO RECEIVABLES, LLC

CAPITAL ONE AUTO FINANCE TRUST 2007-C

This Officer’s Certificate is being delivered in accordance with Section 2.5 of that certain Sale and Servicing Agreement dated as of October 11, 2007 (as amended, modified or supplemented from time to time, the “Sale and Servicing Agreement”) by and between Capital One Auto Finance Trust 2007-C (the “Issuer”), Capital One Auto Receivables, LLC (the “Seller”), Capital One Auto Finance, Inc. (the “Servicer”) and Deutsche Bank Trust Company Americas (the “Indenture Trustee”). Terms not otherwise defined herein shall have the meanings ascribed thereto in the Appendix A to the Sale and Servicing Agreement. Reference is hereby made to the Funding Date to occur on ____________, 200[    ] (the “Subject Funding Date”).

By his or her signature below, each of the undersigned officers on behalf of the Servicer, the Seller, and the Issuer, as the case may be, certify to the Indenture Trustee and the Note Insurer that:

(a) the representations and warranties of the Seller contained in Section 2.2 of the Sale and Servicing Agreement with respect to the Subsequent Receivables to be acquired on the Subject Funding Date (which are listed on the Schedule of Receivables) are true and correct as of the applicable date set forth on Schedule I to the Sale and Servicing Agreement;

(b) the representations and warranties of the Seller contained in Section 5.1 of the Sale and Servicing Agreement are true and correct as of the date hereof;

(c) the representations and warranties of the Servicer set forth in Section 6.1 of the Sale and Servicing Agreement are true and correct as of the date hereof; and

(d) the requirements stated in Section 2.5 of the Sale and Servicing Agreement regarding the Subsequent Receivables to be acquired on the Subject Funding Date have been met.

B-1	Exhibit B to the Sale and Servicing Agreement

Date:____________________, 200_

CAPITAL ONE AUTO FINANCE TRUST 2007-C

By:	Capital One Auto Finance, Inc., as Administrator

By:
Name:
Title:

CAPITAL ONE AUTO FINANCE, INC.

By:
Name:
Title:

CAPITAL ONE AUTO RECEIVABLES, LLC

By:
Name:
Title:

B-2	Exhibit B to the Sale and Servicing Agreement

EXHIBIT C

ASSIGNMENT PURSUANT TO SALE AND SERVICING AGREEMENT

[Date]

For value received, in accordance with the Sale and Servicing Agreement (the “Agreement”), dated as of October 11, 2007, by and between Capital One Auto Finance Trust 2007-C, a Delaware statutory trust (the “Issuer”), Capital One Auto Receivables, LLC, a Delaware limited liability company (the “Seller”), Capital One Auto Finance, Inc., a Texas corporation (“COAF”), and Deutsche Bank Trust Company Americas (the “Indenture Trustee”), on the terms and subject to the conditions set forth in the Agreement, the Seller does hereby irrevocably sell, transfer, assign and otherwise convey to the Issuer without recourse (subject to the obligations in the Agreement) on the date hereof, all right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the Receivables set forth on the Schedule of Receivables on the date hereof, and the Collections after the related Cut-Off Date and the Related Security relating thereto, together with all of Seller’s rights under the Purchase Agreement and all proceeds of the foregoing, which sale shall be effective as of such Cut-Off Date.

The foregoing sale does not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Seller or any Originator to the Obligors, the Dealers, insurers or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

This assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Agreement and is governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.

IN WITNESS HEREOF, the undersigned has caused this assignment to be duly executed as of the date first above written.

CAPITAL ONE AUTO RECEIVABLES, LLC

By:
Name:
Title:

C-1	Exhibit C to the Sale and Servicing Agreement

EXHIBIT D

FORM OF SERVICER’S CERTIFICATE

[See Attached]

D-1	Exhibit D to the Sale and Servicing Agreement

EXHIBIT E

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Agreement, the Seller hereby represents, warrants, and covenants to the Issuer and the Indenture Trustee as follows on the Closing Date and on each Funding Date:

General

1. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Transferred Assets in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Seller.

2. The Receivables constitute “chattel paper” (including “electronic chattel paper” or “tangible chattel paper”), “accounts,” “instruments” or “general intangibles,” within the meaning of the UCC.

3. Each Receivable is secured by a first priority validly perfected security interest in the related Financed Vehicle in favor of the applicable Originator, as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the applicable Originator, as secured party.

Creation

4. Immediately prior to the sale, transfer, assignment and conveyance of a Receivable by the Seller to the Issuer, the Seller owned and had good and marketable title to such Receivable free and clear of any Lien and immediately after the sale, transfer, assignment and conveyance of such Receivable to the Issuer, the Issuer will have good and marketable title to such Receivable free and clear of any Lien.

5. The related Originator has received all consents and approvals to the sale of the Receivables hereunder to the Issuer required by the terms of the Receivables that constitute instruments.

Perfection

6. The Seller has caused or will have caused, within ten days after the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from the Seller to Issuer, and the security interest in the Receivables granted to the Issuer hereunder; and the Servicer, in its capacity as custodian, has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party”.

E-1	Exhibit E to the Sale and Servicing Agreement

7. With respect to Receivables that constitute instruments or tangible chattel paper, either:

(i) All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee; or

(ii) Such instruments or tangible chattel paper are in the possession of the Servicer and the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer, in its capacity as custodian, is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee; or

(iii) The Servicer received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Servicer that the Servicer is acting solely as agent of the Indenture Trustee.

Priority

8. Neither the Seller nor COAF has authorized the filing of, or is aware of any financing statements against either the Seller or COAF that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of the Receivables by COAF to the Seller under the Purchase Agreement, (ii) relating to the security interest granted to Issuer hereunder or (iii) that has been terminated.

9. Neither the Seller nor COAF is aware of any material judgment, ERISA or tax lien filings against either the Seller or COAF.

10. Neither the Seller nor COAF nor a custodian or vaulting agent thereof holding any Receivable that is electronic chattel paper has communicated an authoritative copy of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.

11. None of the instruments, tangible chattel paper or electronic chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller, the Issuer or the Indenture Trustee.

Survival of Perfection Representations

12. Notwithstanding any other provision of the Sale and Servicing Agreement or any other Transaction Document, the perfection representations, warranties and covenants contained in this Exhibit E shall be continuing, and remain in full force and effect until such time as all obligations under the Transaction Documents and the Notes have been finally and fully paid and performed.

No Waiver

13. The parties to the Sale and Servicing Agreement shall provide the Rating Agencies with prompt written notice of any breach of the perfection representations, warranties and covenants contained in this Exhibit E, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

E-2	Exhibit E to the Sale and Servicing Agreement

Servicer to Maintain Perfection and Priority

14. The Servicer covenants that, in order to evidence the interests of the Seller and Issuer under the Sale and Servicing Agreement and the Indenture Trustee under the Indenture, Servicer shall take such action, or execute and deliver such instruments as may be necessary or advisable (including, without limitation, such actions as are requested by the Indenture Trustee) to maintain and perfect, as a first priority perfected security interest, the Indenture Trustee’s security interest in the Receivables. The Servicer shall, from time to time and within the time limits established by law, prepare and file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Indenture Trustee’s security interest in the Receivables as a first-priority perfected security interest (each a “Filing”).

E-3	Exhibit E to the Sale and Servicing Agreement

EXHIBIT F

SERVICING CRITERIA TO BE ADDRESSED IN

INDENTURE TRUSTEE’S ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	✓[1]

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	✓

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	✓

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	✓

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

[1]	Solely with regard to deposits made by the Indenture Trustee.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	✓

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	✓

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	✓

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.

1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

F-2	Exhibit F to the Sale and Servicing Agreement

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

F-3	Exhibit F to the Sale and Servicing Agreement

EXHIBIT G

FORM OF INDENTURE TRUSTEE’S ANNUAL CERTIFICATION

Re:	CAPITAL ONE AUTO FINANCE TRUST 2007-C

Deutsche Bank Trust Company Americas, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), certifies to Capital One Auto Receivables, LLC (the “Seller”), and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1) It has reviewed the report on assessment of the Indenture Trustee’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”) that were delivered by the Indenture Trustee to the Seller pursuant to the Sale and Servicing Agreement (the “Agreement”), dated as of October 11, 2007, by and between Capital One Auto Finance Inc., the Seller, the Indenture Trustee and Capital One Auto Finance Trust 2007-C (collectively, the “Indenture Trustee Information”);

(2) To the best of its knowledge, the Indenture Trustee Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Indenture Trustee Information; and

(3) To the best of its knowledge, all of the Indenture Trustee Information required to be provided by the Indenture Trustee under the Agreement has been provided to the Seller.

Deutsche Bank Trust Company Americas, not in its individual capacity but solely As Indenture Trustee

Date:

By:
Name:
Title:

By:
Name:
Title:

G-1	Exhibit G to the Sale and Servicing Agreement (COAFT 2007-C)

EXHIBIT H-1

FORM OF SELLER RE-ASSIGNMENT

(SALE AND SERVICING AGREEMENT)

[DATE]

Pursuant to the Sale and Servicing Agreement, dated as of October 11, 2007 (the “Sale and Servicing Agreement”), between Capital One Auto Finance, Inc., as Servicer, Capital One Auto Finance Trust 2007-C, as Issuer (the “Assignor”), Capital One Auto Receivables, LLC, as Seller (the “Assignee”), and Deutsche Bank Trust Company Americas, as Indenture Trustee, and the transactions contemplated thereby, in exchange for the Repurchase Price from the Assignee, the Assignor does hereby assign, transfer and otherwise absolutely convey unto the Assignee all of the Assignor’s right, title and interest, whether now or hereafter existing, in and to (i) the Receivables identified on Schedule I hereto (such Receivables, the “Repurchased Receivables”); (ii) all Collections thereon after the date hereof; (iii) all other property related to such Repurchased Receivables transferred by the Assignee to the Assignor under the Sale and Servicing Agreement on the Closing Date or related Funding Date, as applicable; and (iv) the proceeds of any and all of the foregoing.

The Assignee hereby acknowledges receipt from the Assignor of the Repurchased Receivables and other property described above, and the Assignor hereby acknowledges receipt from the Assignee of the Repurchase Price.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in (or by reference in) the Sale and Servicing Agreement.

[SIGNATURE FOLLOWS]

H-1-1	Seller Re-Assignment (Sale and Servicing Agreement)

IN WITNESS WHEREOF, the undersigned have caused this Re-Assignment to be duly executed as of the date first written above.

CAPITAL ONE AUTO FINANCE TRUST 2007-C, as Assignor

By:	Capital One Auto Finance, Inc., as Administrator

By:
Name:
Title:

CAPITAL ONE AUTO RECEIVABLES, LLC, as Assignee

By:
Name:
Title:

H-1-1	Seller Re-Assignment (Sale and Servicing Agreement)

SCHEDULE I

SCHEDULE OF REPURCHASED RECEIVABLES

[On file with Capital One Auto Finance, Inc.]

EXHIBIT H-2

FORM OF SELLER CROSS RECEIPT

(SALE AND SERVICING AGREEMENT)

[DATE]

Reference is hereby made to the Seller Re-Assignment pursuant to the Sale and Servicing Agreement, dated as of the date hereof (the “Seller Re-Assignment”), by and between Capital One Auto Receivables, LLC (the “Assignee”) and Capital One Auto Finance Trust 2007-C (the “Assignor”).

The Assignee hereby acknowledges receipt from the Assignor of the Repurchased Receivables pursuant to the terms of the Seller Re-Assignment.

The Assignor hereby acknowledges receipt from the Assignee of the Repurchase Price for the Repurchased Receivables pursuant to the terms of the Seller Re-Assignment.

As used herein, the term “Repurchased Receivables” has the meaning assigned to such term in the Seller Re-Assignment.

Capitalized terms not defined herein shall have the meanings assigned to such terms in Appendix A to the Sale and Servicing Agreement, dated as of October 11, 2007, by and between Capital One Auto Receivables, LLC, as Seller, Capital One Auto Finance Trust 2007-C, as Issuer, Capital One Auto Finance, Inc., as Servicer, and Deutsche Bank Trust Company Americas, as Indenture Trustee.

[SIGNATURES FOLLOW]

H-2-1	Seller Cross Receipt (Sale and Servicing Agreement)

IN WITNESS WHEREOF, the undersigned have caused this Cross Receipt to be duly executed as of the date first above written.

CAPITAL ONE AUTO RECEIVABLES, LLC, as Assignee

By:
Name:
Title:

CAPITAL ONE AUTO FINANCE TRUST 2007-C, as Assignor

By:	Capital One Auto Finance, Inc., as Administator

By:
Name:
Title:

H-2-2	Seller Cross Receipt (Sale and Servicing Agreement)

EXHIBIT I-1

FORM OF SERVICER RE-ASSIGNMENT

(SALE AND SERVICING AGREEMENT)

[DATE]

Pursuant to the Sale and Servicing Agreement, dated as of October 11, 2007 (the “Sale and Servicing Agreement”), between Capital One Auto Finance, Inc., as Servicer (the “Assignee”), Capital One Auto Finance Trust 2007-C, as Issuer (the “Assignor”), Capital One Auto Receivables, LLC, as Seller, and Deutsche Bank Trust Company Americas, as Indenture Trustee, and the transactions contemplated thereby, in exchange for the Repurchase Price from the Assignee, the Assignor does hereby assign, transfer and otherwise absolutely convey unto the Assignee all of the Assignor’s right, title and interest, whether now or hereafter existing, in and to (i) the Receivables identified on Schedule I hereto (such Receivables, the “Repurchased Receivables”); (ii) all Collections thereon after the date hereof; (iii) all other property related to such Repurchased Receivables transferred by the Assignee to the Assignor under the Sale and Servicing Agreement on the Closing Date or related Funding Date, as applicable; and (iv) the proceeds of any and all of the foregoing.

The Assignee hereby acknowledges receipt from the Assignor of the Repurchased Receivables and other property described above, and the Assignor hereby acknowledges receipt from the Assignee of the Repurchase Price.

Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in (or by reference in) the Sale and Servicing Agreement.

[SIGNATURE FOLLOWS]

I-1-1	Servicer Re-Assignment (Sale and Servicing Agreement)

IN WITNESS WHEREOF, the undersigned have caused this Re-Assignment to be duly executed as of the date first written above.

CAPITAL ONE AUTO FINANCE TRUST 2007-C, as Assignor

By:	Capital One Auto Finance, Inc., as Administator

By:
Name:
Title:

CAPITAL ONE AUTO FINANCE, INC., as Assignee

By:
Name:
Title:

I-1-2	Servicer Re-Assignment (Sale and Servicing Agreement)

EXHIBIT I-2

FORM OF SERVICER CROSS RECEIPT

(SALE AND SERVICING AGREEMENT)

[DATE]

Reference is hereby made to the Servicer Re-Assignment pursuant to the Sale and Servicing Agreement, dated as of the date hereof (the “Seller Re-Assignment”), by and between Capital One Auto Finance, Inc. (the “Assignee”) and Capital One Auto Finance Trust 2007-C (the “Assignor”).

The Assignee hereby acknowledges receipt from the Assignor of the Repurchased Receivables pursuant to the terms of the Servicer Re-Assignment.

The Assignor hereby acknowledges receipt from the Assignee of the Repurchase Price for the Repurchased Receivables pursuant to the terms of the Servicer Re-Assignment.

As used herein, the term “Repurchased Receivables” has the meaning assigned to such term in the Servicer Re-Assignment.

Capitalized terms not defined herein shall have the meanings assigned to such terms in Appendix A to the Sale and Servicing Agreement, dated as of October 11, 2007, by and between Capital One Auto Receivables, LLC, as Seller, Capital One Auto Finance Trust 2007-C, as Issuer, Capital One Auto Finance, Inc., as Servicer, and Deutsche Bank Trust Company Americas, as Indenture Trustee.

[SIGNATURES FOLLOW]

I-2-1	Servicer Cross Receipt (Sale and Servicing Agreement)

IN WITNESS WHEREOF, the undersigned have caused this Cross Receipt to be duly executed as of the date first above written.

CAPITAL ONE AUTO FINANCE, INC., as Assigee

By:
Name:
Title:

CAPITAL ONE AUTO FINANCE TRUST 2007-C, as Assignor

By:	Capital One Auto Finance, Inc., as Administator

By:
Name:
Title:

I-2-2	Servicer Cross Receipt (Sale and Servicing Agreement)

EXECUTIVE COPY

APPENDIX A

DEFINITIONS

The following terms have the meanings set forth, or referred to, below:

“Accrued Note Interest” shall mean, with respect to any Payment Date, the sum of the Noteholders’ Monthly Accrued Interest for such Payment Date and the Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Act” has the meaning set forth in Section 11.3(a) of the Indenture.

“Administration Agreement” means the Administration Agreement, dated as of the Closing Date, between the Administrator, the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

“Administrator” means COAF, or any successor Administrator under the Administration Agreement.

“Administrator Termination Event” has the meaning set forth in Section 8(c) of the Administration Agreement.

“Affiliate” means, for any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such specified Person and “affiliated” has a meaning correlative to the foregoing. For purposes of this definition, “control” means the power, directly or indirectly, to cause the direction of the management and policies of a Person.

“Applicable Tax State” shall mean, as of any date, each State as to which any of the following is then applicable: (a) a State in which the Owner Trustee maintains its Corporate Trust Office, (b) a State in which the Owner Trustee maintains its principal executive offices, and (c) the States of Virginia and Texas.

“Authenticating Agent” means any Person authorized by the Indenture Trustee to act on behalf of the Indenture Trustee to authenticate and deliver the Notes.

“Authorized Newspaper” means a newspaper of general circulation in the City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

“Authorized Officer” means (a) with respect to the Issuer, (i) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date or (ii) so long as the Administration Agreement is in effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Owner Trustee and the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (b) with respect to the Owner Trustee, the Indenture Trustee and the Servicer,

Appendix A COAFT 2007-C

any officer of the Owner Trustee, the Indenture Trustee or the Servicer, as applicable, who is authorized to act for the Owner Trustee, the Indenture Trustee or the Servicer, as applicable, in matters relating to the Owner Trustee, the Indenture Trustee or the Servicer and who is identified on the list of Authorized Officers delivered by each of the Owner Trustee, the Indenture Trustee and the Servicer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Available Funds” means, for any Payment Date and the related Collection Period, an amount equal to the sum of the following amounts: (i) all Collections received by the Servicer during such Collection Period, (ii) the sum of the Repurchase Prices deposited into the Collection Account with respect to each Receivable that is to become a Repurchased Receivable during the related Collection Period, (iii) the investment income accrued during such Collection Period from the investment of funds in the Trust Accounts, (iv) the Reserve Account Excess Amount, (v) the Net Swap Receipts (excluding Swap Termination Payments received from the Swap Counterparty and deposited into the Swap Termination Payment Account), (vi) amounts on deposit in the Swap Termination Payment Account to the extent such amounts are required to be included in Available Funds pursuant to Section 4.8(d) of the Sale and Servicing Agreement and (vii) Swap Replacement Proceeds, to the extent required to be included in Available Funds pursuant to Section 4.8(f) of the Sale and Servicing Agreement.

“Available Funds Shortfall Amount” means, as of any Payment Date, the amount by which the amounts required to be paid pursuant to clauses first through sixth of Section 4.4(a) of the Sale and Servicing Agreement exceeds the Available Funds for such Payment Date.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. 101 et seq., as amended.

“Bankruptcy Event” means, with respect to any Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days or (ii) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Bankruptcy Remote Party” means each of the Seller, the Issuer, any other trust created by the Seller or any limited liability company or corporation wholly-owned by the Seller.

“Benefit Plan” means (i) any “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to ERISA, (ii) a “plan” described in and subject to Section 4975 of the

A-4	Appendix A COAFT 2007-C

Code or (iii) any entity deemed to hold the assets of any of the foregoing by reason of an employee benefit plan’s or other plan’s investment in such entity.

“Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, California, Texas, Virginia or New York, or in the state in which the Corporate Trust Office of the Indenture Trustee is located, are authorized or obligated by law, executive order or government decree to be closed.

“Certificate” means a certificate substantially in the form of Exhibit A to the Trust Agreement evidencing the Residual Interest, as such Certificate may be issued pursuant to the Trust Agreement at the request of the Residual Interestholder.

“Certificate of Title” means, with respect to any Financed Vehicle, the certificate of title or other documentary evidence of ownership of such Financed Vehicle as issued by the department, agency or official of the jurisdiction (whether in paper or electronic form) in which such Financed Vehicle is titled responsible for accepting applications for, and maintaining records regarding, certificates of title and liens thereon.

“Certificate of Title Repurchase Event” means, with respect to any Receivable, (a) the original Certificate of Title has not been received by the Servicer for inclusion in the related Receivable File by the Required Title Delivery Date for such Receivable, (b) the failure of such items to be so received materially and adversely affects the interests of the Issuer, the Noteholders or the Note Insurer (as determined by the Note Insurer in its reasonable discretion, unless the Note Insurer is not the Controlling Party) in such Receivable and (c) the failure to repurchase such Receivable would cause the Title Delivery Failure Percentage to exceed 0.50% as of the Required Title Delivery Date for such Receivable.

“Certificateholder” means any Holder of a Certificate.

“Class” means a group of Notes whose form is identical except for variation in denomination, principal amount or owner, and references to “each Class” thus mean each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3-A Notes, the Class A-3-B Notes and the Class A-4 Notes.

“Class A Notes” means the Class A-1 Notes, the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3-A Notes, the Class A-3-B Notes and the Class A-4 Notes, collectively.

“Class A-1 Final Scheduled Payment Date” shall mean the October 2008 Payment Date.

“Class A-1 Interest Rate” means 5.28200% per annum (computed on the basis of the actual number of days elapsed, but assuming a 360-day year).

“Class A-1 Note Balance” means, at any time, the Initial Class A-1 Note Balance reduced by all payments of principal made prior to such time on the Class A-1 Notes.

A-5	Appendix A COAFT 2007-C

“Class A-1 Noteholder” means the Person in whose name a Class A-1 Note is registered on the Note Register.

“Class A-1 Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-1 Notes, issued in accordance with the Indenture.

“Class A-2-A Final Scheduled Payment Date” shall mean the May 2010 Payment Date.

“Class A-2-A Interest Rate” means 5.29% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-2-A Note Balance” means, at any time, the Initial Class A-2-A Note Balance reduced by all payments of principal made prior to such time on the Class A-2-A Notes.

“Class A-2-A Noteholder” means the Person in whose name a Class A-2-A Note is registered on the Note Register.

“Class A-2-A Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-2-A Notes, issued in accordance with the Indenture.

“Class A-2-B Final Scheduled Payment Date” shall mean the May 2010 Payment Date.

“Class A-2-B Interest Rate” means the sum of LIBOR + 0.42% per annum (computed on the basis of the actual number of days elapsed, but assuming a 360-day year).

“Class A-2-B Note Balance” means, at any time, the Initial Class A-2-B Note Balance reduced by all payments of principal made prior to such time on the Class A-2-B Notes.

“Class A-2-B Noteholder” shall mean the Person in whose name a Class A-2-B Note is registered on the Note Register.

“Class A-2-B Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-2-B Notes, issued in accordance with the Indenture.

“Class A-3-A Final Scheduled Payment Date” shall mean the April 2012 Payment Date.

“Class A-3-A Interest Rate” means 5.13% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-3-A Note Balance” means, at any time, the Initial Class A-3-A Note Balance reduced by all payments of principal made prior to such time on the Class A-3-A Notes.

“Class A-3-A Noteholder” shall mean the Person in whose name a Class A-3-A Note is registered on the Note Register.

“Class A-3-A Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-3-A Notes, issued in accordance with the Indenture.

“Class A-3-B Final Scheduled Payment Date” shall mean the April 2012 Payment Date.

A-6	Appendix A COAFT 2007-C

“Class A-3-B Interest Rate” means LIBOR + 0.51% per annum (computed on the basis of the actual number of days elapsed, but assuming a 360-day year).

“Class A-3-B Note Balance” means, at any time, the Initial Class A-3-B Note Balance reduced by all payments of principal made prior to such time on the Class A-3-B Notes.

“Class A-3-B Noteholder” shall mean the Person in whose name a Class A-3-B Note is registered on the Note Register.

“Class A-3-B Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-3-B Notes, issued in accordance with the Indenture.

“Class A-4 Final Scheduled Payment Date” shall mean the July 2014 Payment Date.

“Class A-4 Interest Rate” means 5.23% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-4 Note Balance” means, at any time, the Initial Class A-4 Note Balance reduced by all payments of principal made prior to such time on the Class A-4 Notes.

“Class A-4 Noteholder” shall mean the Person in whose name a Class A-4 Note is registered on the Note Register.

“Class A-4 Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-4 Notes, issued in accordance with the Indenture.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and shall initially be DTC.

“Clearing Agency Participant” means a broker, dealer, bank or other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means October 11, 2007.

“COAF” means Capital One Auto Finance, Inc., a Texas corporation, and its successors and assigns.

“Code” means the Internal Revenue Code of 1986, as amended, modified or supplemented from time to time, and any successor law thereto, and the regulations promulgated and the rulings issued thereunder.

“Collateral” has the meaning set forth in the Granting Clause of the Indenture.

“Collections” means, with respect to any Receivable and to the extent received by the Servicer after the applicable Cut-Off Date, (i) any monthly payment by or on behalf of the Obligor thereunder, (ii) any full or partial prepayment of such Receivable, (iii) all Liquidation Proceeds and (iv) any other amounts received by the Servicer which, in accordance with the

A-7	Appendix A COAFT 2007-C

Customary Servicing Practices, would customarily be applied to the payment of accrued interest or to reduce the Principal Balance of the Receivable, including rebates of premiums with respect to the cancellation or termination of any Insurance Policy, extended warranty or service contract; provided, however, that the term “Collections” in no event will include (1) any amounts in respect of any Receivable the Repurchase Price of which has been included in the Available Funds on a prior Payment Date or (2) any Supplemental Servicing Fees.

“Collection Account” means the trust account established and maintained pursuant to Section 4.1 of the Sale and Servicing Agreement.

“Collection Period” means the period commencing on the first day of each calendar month and ending on the last day of such calendar month (or, in the case of the initial Collection Period, the period commencing on the close of business on the Initial Cut-Off Date and ending on October 31, 2007). As used herein, the “related” Collection Period with respect to any date of determination or a Payment Date shall be deemed to be the Collection Period which precedes that date of determination or such Payment Date.

“Commission” means the U.S. Securities and Exchange Commission.

“Contract” means, with respect to any Receivable, the motor vehicle retail installment sales contract and/or note and security agreement, the installment loan agreement, any amendments thereto and any related documentary draft, if applicable, evidencing such Receivable.

“Contract Rate” means, with respect to a Receivable, the rate per annum at which interest accrues under the Contract evidencing such Receivable. Such rate may be less than the “Annual Percentage Rate” disclosed in the Receivable.

“Controlling Party” means the Note Insurer, provided that if a Note Insurer Default has occurred and is continuing, then the Controlling Party means the Indenture Trustee acting at the direction of the Noteholders evidencing not less than a majority of the Note Balance.

“Corporate Trust Office” means:

(c) as used with respect to Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered which office at date of the execution of the Indenture is located at 60 Wall Street, 26th Floor, New York, New York 10005, Attention: Structured Finance Services–Capital One Auto Finance Trust 2007-C, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Swap Counterparty, the Administrator, the Servicer, the Note Insurer and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Administrator, the Servicer and the Owner Trustee); and

(d) as used with respect to Owner Trustee, the corporate trust office of the Owner Trustee located at 1100 North Market Street, Wilmington, Delaware 19890-0001 (telecopier no. (302) 636-4140), Attention: Corporate Trust Administration, or at such other address as the Owner Trustee may designate by notice to the Residual Interestholder and the Seller, or the

A-8	Appendix A COAFT 2007-C

principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Residual Interestholder and the Seller).

“Cram Down Loss” means, with respect to any Receivable (other than a Defaulted Receivable) as to which any court in any bankruptcy, insolvency or other similar proceeding issues an order reducing the principal amount to be paid on such Receivable or otherwise modifies any payment terms with respect thereto, an amount equal to the greater of (i) the amount of the principal reduction ordered by such court and (ii) the difference between the Principal Balance of such Receivable at the time of such court order and the net present value (using a discount rate which is the higher of the Contract Rate of such Receivable or the rate of interest specified by such court order) of the remaining scheduled payments to be paid on such Receivable as modified or restructured. A “Cram Down Loss” will be deemed to have occurred on the date of issuance of such court’s order.

“Cumulative Net Charge-Off Ratio” has the meaning specified in the Insurance Agreement.

“Customary Servicing Practices” means the customary servicing practices of the Servicer or any Sub-Servicer with respect to all comparable motor vehicle receivables that the Servicer or such Sub-Servicer, as applicable, services for itself or others, as such customary servicing practices may be changed from time to time, it being understood that the Servicer and the Sub-Servicers may not have the same “Customary Servicing Practices.”

“Cut-Off Date” means, (i) with respect to any Receivable transferred on the Closing Date, the Initial Cut-Off Date and (ii) with respect to Receivables transferred on any Funding Date, the applicable Subsequent Cut-Off Date.

“Dealer” means a motor vehicle dealership.

“Default” means any occurrence that is, or with notice or lapse of time or both would become, an Event of Default.

“Defaulted Receivable” means, with respect to any Collection Period, a Receivable as to which (a) all or any part of a scheduled payment is 120 or more days past due and the Servicer has not repossessed the related Financed Vehicle, (b) the Servicer has either repossessed and liquidated the related Financed Vehicle or repossessed and held the related Financed Vehicle in its repossession inventory for 90 days, whichever occurs first, or (c) the Servicer has, in accordance with its Customary Servicing Practices, determined that such Receivable has or should be written off as uncollectible; provided, however, that this definition may be modified in accordance with modifications to the Servicer’s Customary Servicing Practices. The Principal Balance of any Receivable that becomes a “Defaulted Receivable” will be deemed to be zero as of the date it becomes a “Defaulted Receivable”.

“Deficiency Amount” has the meaning specified in the Note Insurance Policy.

“Definitive Note” means a definitive fully registered Note issued pursuant to Section 2.12 of the Indenture.

A-9	Appendix A COAFT 2007-C

“Delivery” when used with respect to Trust Account Property means:

(a) with respect to (I) bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” as defined in Section 9-102(47) of the UCC and are susceptible of physical delivery, transfer of actual possession thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and (II) with respect to a “certificated security” (as defined in Section 8-102(a)(4) of the UCC) transfer of actual possession thereof (i) by physical delivery of such certificated security to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, or to another person, other than a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC), who acquires possession of the certificated security on behalf of the Indenture Trustee or its nominee or custodian or, having previously acquired possession of the certificate, acknowledges that it holds for the Indenture Trustee or its nominee or custodian or (ii) by delivery thereof to a “securities intermediary”, endorsed to or registered in the name of the Indenture Trustee or its nominee or custodian, or endorsed in blank, and the making by such “securities intermediary” of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such “securities intermediary” of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

(b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the other government agencies, instrumentalities and establishments of the United States identified in Appendix A to Federal Reserve Bank Operating Circular No. 7 as in effect from time to time that is a “book-entry security” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) held in a securities account and eligible for transfer through the Fedwire® Securities Service operated by the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate securities account maintained with a Federal Reserve Bank by a “participant” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) that is a “depository institution” (as defined in Section 19(B)(1)(A) of the Federal Reserve Act) pursuant to applicable Federal regulations, and issuance by such depository institution of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such depository institution of entries in its books and records identifying such book entry security held

A-10	Appendix A COAFT 2007-C

through the Federal Reserve System pursuant to Federal book-entry regulations or a security entitlement thereto as belonging to the Indenture Trustee or its nominee or custodian and indicating that such depository institution holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

(c) with respect to any item of Trust Account Property that is an “uncertificated security” (as defined in Section 8-102(a)(18) of the UCC) and that is not governed by clause (b) above, (i) registration on the books and records of the issuer thereof in the name of the Indenture Trustee or its nominee or custodian, or (ii) registration on the books and records of the issuer thereof in the name of another person, other than a securities intermediary, who acknowledges that it holds such uncertificated security for the benefit of the Indenture Trustee or its nominee or custodian.

“Depositor” means the Seller in its capacity as Depositor under the Trust Agreement.

“Determination Date” means the third Business Day preceding the related Payment Date, beginning November 9, 2007.

“Dollar” and “$” mean lawful currency of the United States of America.

“DTC” means The Depository Trust Company, and its successors.

“Eligible Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution acting in its fiduciary capacity organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as the long-term unsecured debt of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. Any such trust account may be maintained with the Owner Trustee, the Indenture Trustee or any of their respective Affiliates, if such accounts meet the requirements described in clause (b) of the preceding sentence.

“Eligible Institution” means (a) the corporate trust department of the Indenture Trustee or (b) a depository institution or trust company (other than any Affiliate of Capital One Financial Corporation) (which may be the Owner Trustee or any of its Affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) which at all times has either (A) a long-term senior unsecured debt rating of “Aa2” or better by Moody’s, “AA-” or better by Standard & Poor’s and AA- or better by Fitch, if rated by Fitch or such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Issuer or the Indenture Trustee or (B) a certificate of deposit rating of “P-1” by Moody’s, “A-1+” by Standard & Poor’s and F1 by Fitch, if rated by Fitch or (C) such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Issuer or the Indenture Trustee, and the Note Insurer (unless the Note Insurer is not the Controlling Party) and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

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“Eligible Investments” shall mean any one or more of the following types of investments:

(a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

(b) demand deposits, money market deposit accounts, time deposits or certificates of deposit of any depository institution (including any Affiliate of the Seller, the Servicer, the Indenture Trustee or the Owner Trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor’s of at least A-1+, from Moody’s of Prime-1 and from Fitch of F1, if rated by Fitch;

(c) commercial paper (including commercial paper of any Affiliate of the Seller, the Servicer, the Indenture Trustee or the Owner Trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s of at least A-1+, from Moody’s of Prime-1 and from Fitch of F1, if rated by Fitch;

(d) investments in money market funds (including funds for which the Seller, the Servicer, the Indenture Trustee or Owner Trustee or any of their respective Affiliates is investment manager or advisor) having a rating from Standard & Poor’s of AAA-m or AAAm-G, from Moody’s of Aaa and from Fitch of AAA, if rated by Fitch;

(e) bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above; and

(g) any other investment that satisfies the Rating Agency Condition and that has been approved by the Note Insurer (unless the Note Insurer is not the Controlling Party).

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“Eligible Receivable” means a Receivable meeting all of the criteria set forth on Schedule I of the Sale and Servicing Agreement as of the Closing Date or the applicable Funding Date, as the case may be.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” has the meaning set forth in Section 5.1 of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Extended Title Delivery Date” means, with respect to any Receivable, the day that is 90 days after the First Title Delivery Date for such Receivable.

“Extension” has the meaning specified in Section 3.2 of the Sale and Servicing Agreement.

“Final Scheduled Payment Date” means, with respect to (i) the Class A-1 Notes, the Class A-1 Final Scheduled Payment Date, (ii) the Class A-2-A Notes, the Class A-2-A Final Scheduled Payment Date, (iii) the Class A-2-B Notes, the Class A-2-B Final Scheduled Payment Date (iv) the Class A-3-A Notes, the Class A-3-A Final Scheduled Payment Date, (v) the Class A-3-B Notes, the Class A-3-B Final Scheduled Payment Date, and (vi) the Class A-4 Notes, the Class A-4 Final Scheduled Payment Date .

“Financed Vehicle” means an automobile, light-duty truck or motorcycle, together with all accessions thereto, securing an Obligor’s indebtedness under the applicable Receivable.

“First Allocation of Principal” means, with respect to any specified Payment Date, the Noteholders’ Parity Deficit Amount for such Payment Date; provided, however, that the “First Allocation of Principal” shall not exceed the Note Balance of the Class A Notes; provided, further, that the “First Allocation of Principal” on the Final Scheduled Payment Date for any Class of Notes shall not be less than the amount that is necessary to reduce the Note Balance of that Class of Notes to zero.

“First Title Delivery Date” means, with respect to any Receivable, the day that is 270 days after (i) the Closing Date or (ii) if such Receivable is a Subsequent Receivable, the applicable Funding Date.

“Fitch” means Fitch, Inc., or any successor that is a nationally recognized statistical rating organization.

“Funding Date” means a date occurring not more than once per calendar week during the Funding Period and on which some or all of the Subsequent Receivables are transferred to the Issuer.

“Funding Period” means the period beginning on the Closing Date and ending upon the earliest to occur of (i) December 31, 2007, (ii) the date upon which a Triggering Event occurs and (iii) the date on which the amount on deposit in the Pre-Funding Account has been reduced to $10,000 or less.

A-13	Appendix A COAFT 2007-C

“GAAP” means generally accepted accounting principles in the USA, applied on a materially consistent basis.

“Governmental Authority” means any (a) Federal, state, municipal, foreign or other governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court or judicial authority.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto. Other forms of the verb “to Grant” shall have correlative meanings.

“HB3” shall mean House Bill No. 3 (signed by the Governor of the State of Texas on May 19, 2006) and the corresponding sections of Title 2 of the Texas Tax Code implementing House Bill No. 3 and the rules and regulations promulgated thereunder implementing House Bill No. 3.

“Holder” means, as the context may require, the Certificateholder or a Noteholder or both.

“Indemnified Party” has the meaning specified in Section 6.2(d) of the Sale and Servicing Agreement.

“Indenture” means the Indenture, dated as of the Closing Date, between the Issuer and Indenture Trustee, as the same may be amended and supplemented from time to time.

“Indenture Secured Parties” shall mean the Noteholders, the Note Insurer and the Swap Counterparty.

“Indenture Trustee” means Deutsche Bank Trust Company Americas, a banking corporation organized under the laws of the state of New York, not in its individual capacity but as indenture trustee under the Indenture, or any successor trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that such Person (i) is in fact independent of the Issuer, any other obligor upon the Notes, the Administrator and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Administrator or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Administrator or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

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“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Appendix A and that the signer is Independent within the meaning thereof.

“Initial Class A-1 Note Balance” means $157,000,000.

“Initial Class A-2-A Note Balance” means $69,000,000.

“Initial Class A-2-B Note Balance” means $71,000,000.

“Initial Class A-3-A Note Balance” means $91,000,000.

“Initial Class A-3-B Note Balance” means $192,000,000.

“Initial Class A-4 Note Balance” means $170,000,000.

“Initial Cut-Off Date” means October 4, 2007.

“Initial Interest Rate Swap Agreement” means the ISDA Master Agreement, dated as of the Closing Date, between the Initial Swap Counterparty and the Issuer, the Schedule thereto, dated as of the Closing Date, the Credit Support Annex, and the Confirmations thereto, dated as of the Closing Date and entered into pursuant to such ISDA Master Agreement, as the same may be amended from time to time in accordance with the terms thereof.

“Initial Note Balance” means, for any Class, the Initial Class A-1 Note Balance, the Initial Class A-2-A Note Balance, the Initial Class A-2-B Note Balance, the Initial Class A-3-A Note Balance, the Initial Class A-3-B Note Balance, or the Initial Class A-4 Note Balance, as applicable, or with respect to the Notes generally, the sum of the foregoing.

“Initial Pre-Funding Account Deposit Amount” means an amount equal to $0.

“Initial Purchased Assets” has the meaning set forth in Section 2.1 of the Purchase Agreement.

“Initial Receivables” means the Receivables transferred by the Seller to the Issuer on the Closing Date.

“Initial Reserve Account Deposit Amount” means an amount equal to $12,295,104.44, which amount includes the Negative Carry Amount.

“Initial Swap Counterparty” means Barclays Bank PLC, as the swap counterparty under the Initial Interest Rate Swap Agreement.

“Initial Transferred Assets” means (a) the Initial Purchased Assets, (b) all of the Seller’s rights under the Purchase Agreement and (c) all proceeds of the foregoing.

A-15	Appendix A COAFT 2007-C

“Insurance Account” has the meaning specified in Section 9.1(b) of the Sale and Servicing Agreement.

“Insurance Agreement” means the Insurance Agreement dated as of the Closing Date between the Note Insurer, the Issuer, the Seller, the Servicer, COAF, and the Indenture Trustee.

“Insurance Agreement Event of Default” has the meaning specified in the Insurance Agreement.

“Insurance Policy” means (i) any theft and physical damage insurance policy maintained by the Obligor under a Receivable, providing coverage against loss or damage to or theft of the related Financed Vehicle, and (ii) any credit life or credit disability insurance maintained by an Obligor in connection with any Receivable.

“Insured Obligations” has the meaning specified in the Note Insurance Policy.

“Insured Payment” has the meaning specified in the Note Insurance Policy.

“Interest Period” means (i) with respect to the first Payment Date, the period from and including the Closing Date to but excluding the first Payment Date and (ii) with respect to each subsequent Payment Date, the period from and including the prior Payment Date to but excluding such subsequent Payment Date (in each case assuming that the Payment Date for the Class A-2-A Notes and the Class A-3-A Notes is always on the 15th day of the calendar month in which that Payment Date occurs).

“Interest Rate” means (a) with respect to the Class A-1 Notes, the Class A-1 Interest Rate, (b) with respect to the Class A-2-A Notes, the Class A-2-A Interest Rate, (c) with respect to the Class A-2-B Notes, the Class A-2-B Interest Rate, (d) with respect to the Class A-3-A Notes, the Class A-3-A Interest Rate, (e) with respect to the Class A-3-B Notes, the Class A-3-B Interest Rate or (f) with respect to the Class A-4 Notes, the Class A-4 Interest Rate.

“Interest Rate Swap Agreement” means the Initial Interest Rate Swap Agreement and any Replacement Interest Rate Swap Agreement.

“Issuer” means Capital One Auto Finance Trust 2007-C, a Delaware statutory trust established pursuant to the Trust Agreement, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Notes.

“Issuer Order” and “Issuer Request” means a written order or request of the Issuer signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Late Payment Rate” has the meaning set forth in the Insurance Agreement.

“LIBOR” means, with respect to any Interest Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date which appears on the Reuters Screen LIBOR 01 Page as of 11:00 a.m.,

A-16	Appendix A COAFT 2007-C

London time, on such LIBOR Determination Date; provided, however, for the first Interest Period LIBOR shall mean an interpolated rate for deposits based on London interbank offered rates for deposits in U.S. dollars for a period that corresponds to the actual number of days in the first Interest Period. If the rates used to determine LIBOR do not appear on the Reuters Screen LIBOR 01 Page, the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of one month and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the reference banks. The Indenture Trustee will request the principal London office of each of such reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Indenture Trustee (after consulting with the Seller), are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for that maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period. The reference banks are the four major banks in the London interbank market selected by the Indenture Trustee (after consultation with the Seller).

“LIBOR Determination Date” means the second London Business Day prior to the Closing Date with respect to the first Payment Date and, as to each subsequent Payment Date, the second London Business Day prior to the immediately preceding Payment Date.

“Lien” means, for any asset or property of a Person, a lien, security interest, mortgage, pledge or encumbrance in, of or on such asset or property in favor of any other Person, except any Permitted Lien.

“Limited Guaranty” means the Limited Guaranty, dated as of the Closing Date, issued by Capital One Financial Corporation for the benefit of the Issuer, the Indenture Trustee and the Note Insurer.

“Liquidation Proceeds” means, with respect to any Receivable, (a) insurance proceeds received by the Servicer with respect to the Insurance Policies, (b) amounts received by the Servicer in connection with such Receivable pursuant to the exercise of rights under that Receivable and (c) the monies collected by the Servicer (from whatever source, including proceeds of a sale of a Financed Vehicle, a deficiency balance recovered from the Obligor after the charge-off of such Receivable or as a result of any recourse against the related Dealer, if any) on such Receivable, in the case of each of the foregoing clauses (a) through (c), net of any expenses (including, without limitation, any auction, painting, repair or refurbishment expenses in respect of the related Financed Vehicle) incurred by the Servicer in connection therewith and any payments required by law to be remitted to the Obligor.

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“London Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in London, England are authorized or obligated by law or government decree to be closed.

“Monthly Remittance Condition” has the meaning set forth in Section 4.2 of the Sale and Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc., or any successor that is a nationally recognized statistical rating organization.

“Negative Carry Amount” means $0.

“Net Swap Payment” means for the Interest Rate Swap Agreement, the net amounts owed by the Issuer to the Swap Counterparty, if any, on any Swap Payment Date, excluding Swap Termination Payments.

“Net Swap Receipts” means for the Interest Rate Swap Agreement, the net amounts owed by the Swap Counterparty to the Issuer, if any, on any Swap Payment Date, including, without limitation, any Swap Termination Payments.

“Note” means a Class A-1 Note, Class A-2-A Note, Class A-2-B Note, Class A-3-A Note, Class A-3-B Note or Class A-4 Note, in each case substantially in the forms of Exhibit A to the Indenture.

“Note Balance” means, with respect to any date of determination, for any Class, the Class A-1 Note Balance, the Class A-2-A Note Balance, the Class A-2-B Note Balance, the Class A-3-A Note Balance, the Class A-3-B Note Balance or the Class A-4 Note Balance, as applicable, or with respect to the Notes generally, the sum of all of the foregoing.

“Note Depository Agreement” means the agreement, dated as of the Closing Date, between the Issuer and DTC, as the initial Clearing Agency relating to the Notes, as the same may be amended or supplemented from time to time.

“Note Factor” on a Payment Date means, with respect to each Class of Notes, a six-digit decimal figure equal to the Note Balance of such Class of Notes as of the end of the related Collection Period divided by the Note Balance of such Class of Notes as of the Closing Date. The Note Factor will be 1.000000 as of the Closing Date; thereafter, the Note Factor will decline to reflect reductions in the Note Balance of such Class of Notes.

“Note Insurance Policy” means the Financial Guaranty Insurance Policy dated the Closing Date issued by the Note Insurer with respect to the Notes.

“Note Insurer” means Financial Guaranty Insurance Company, a New York stock insurance corporation, and its successors and assigns.

“Note Insurer Default” means the occurrence and continuance of any of the following events: (a) the Note Insurer fails to make a payment required under the Note Insurance Policy in accordance with the terms of the Note Insurance Policy or (b) a Note Insurer Insolvency Event.

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“Note Insurer Insolvency Event” means (a) the entry of a decree or order of a court or agency having jurisdiction in respect of the Note Insurer in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator or rehabilitator or other similar official of the Note Insurer or of any substantial part of its property, or the entering of an order for the winding up or liquidation of the affairs of the Note Insurer which is final and nonappealable; (b) the Note Insurer shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshaling of assets and liabilities, rehabilitation or similar proceedings of or relating to the Note Insurer or of or relating to all or substantially all of its property; or (c) the Note Insurer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors, or voluntarily suspend payments of its obligations.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Preference Claim” has the meaning specified in Section 9.1(d) of the Sale and Servicing Agreement.

“Note Register” and “Note Registrar” have the respective meanings set forth in Section 2.4 of the Indenture.

“Noteholder” means, as of any date, the Person in whose name a Note is registered on the Note Register on such date.

“Noteholders’ Interest Carryover Shortfall” shall mean, with respect to any Payment Date, the excess of the sum of the Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Payment Date, to the extent permitted by law, at the respective Interest Rates borne by such Notes for the related Interest Period.

“Noteholders’ Monthly Accrued Interest” shall mean, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-1 Notes, the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3-A Notes, the Class A-3-B Notes and the Class A-4 Notes at the respective Interest Rate for such Class on the Note Balance of each such Class on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Noteholders of such Class on or prior to such preceding Payment Date. With respect to the first Payment Date on November 15, 2007, the aggregate interest accrued on (i) the Class A-1 Notes is $806,238.61, (ii) the Class A-2-A Notes is $344,731.67, (iii) the Class A-2-B Notes is $382,392.49, (iv) the Class A-3-A Notes is $440,895.00, (v) the Class A-3-B Notes is $1,050,875.47 and (vi) the Class A-4 Notes is $839,705.56.

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“Noteholders’ Parity Deficit Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the Note Balance as of such Payment Date (before giving effect to any principal payments made on the Notes on such Payment Date) over (b) the sum of (i) the Pool Balance as of the end of the related Collection Period and (ii) amounts, if any, on deposit in the Pre-Funding Account as of the end of the related Collection Period.

“Notes” shall mean, collectively, the Class A-1 Notes, the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3-A Notes, the Class A-3-B Notes and the Class A-4 Notes.

“Notice” has the meaning set forth in Section 9.1(a) of the Sale and Servicing Agreement.

“Notice of Funding Date” means a notice in the form of Exhibit A to the Sale and Servicing Agreement.

“Obligor” means, for any Receivable, each Person obligated to pay such Receivable.

“Officer’s Certificate” means (i) with respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer and (ii) with respect to the Seller or the Servicer, a certificate signed by the chairman of the board, the president, any executive vice president, any vice president, any assistant vice president, the treasurer, any assistant treasurer or the controller of the Seller or the Servicer, as applicable.

“Onyx” means Onyx Acceptance Corporation, a Delaware corporation, and its successors and assigns.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture or any other applicable Transaction Document, be employees of or counsel to the Issuer, the Servicer, the Seller or the Administrator, and which opinion or opinions comply with any applicable requirements of the Transaction Documents and are in form and substance reasonably satisfactory to the recipient(s). Opinions of Counsel need address matters of law only and may be based upon stated assumptions as to relevant matters of fact.

“Optional Purchase” has the meaning set forth in Section 8.1 of the Sale and Servicing Agreement.

“Optional Purchase Price” has the meaning set forth in Section 8.1 of the Sale and Servicing Agreement.

“Originator” means COAF, Onyx or a Referral Originator, as applicable.

“Other Assets” means any assets (or interests therein) (other than the Trust Estate) conveyed or purported to be conveyed by the Seller to another Person or Persons other than the Issuer, whether by way of a sale, capital contribution or by virtue of the granting of a lien.

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“Outstanding” means, as of any date, all Notes (or all Notes of an applicable Class) theretofore authenticated and delivered under the Indenture except:

(i) Notes (or Notes of an applicable Class) theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation pursuant to Section 2.8 of the Indenture;

(ii) Notes (or Notes of an applicable Class) or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made); and

(iii) Notes (or Notes of an applicable Class) in exchange for or in lieu of other Notes (or Notes of such Class) that have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided that in determining whether Noteholders holding the requisite Note Balance have given any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any Transaction Document, Notes owned by the Issuer, the Seller, the Servicer, the Administrator or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, vote or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee thereof establishes to the satisfaction of the Indenture Trustee such pledgee’s right so to act with respect to such Notes and that such pledgee is not the Issuer, the Seller, the Servicer, the Administrator or any of their respective Affiliates.

“Owner Trustee” means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

“Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee set forth in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Principal Distribution Account, including the payment of principal of or interest on the Notes on behalf of the Issuer.

“Payment Date” means the 15th day of each calendar month beginning November 15, 2007; provided, however, whenever a Payment Date would otherwise be a day that is not a Business Day, the Payment Date shall be the next Business Day. As used herein, the “related” Payment Date with respect to a Collection Period shall be deemed to be the Payment Date which immediately follows such Collection Period.

“Payment Default” has the meaning set forth in Section 5.4(a) of the Indenture.

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“Permitted Liens” means (a) any liens created by the Transaction Documents; (b) any liens for taxes not due and payable or the amount of which is being contested in good faith by appropriate proceedings; and (c) any liens of mechanics, suppliers, vendors, materialmen, laborers, employees, repairmen and other like liens securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Physical Property” has the meaning specified in the definition of “Delivery” above.

“Pool Balance” means, at any time, the aggregate Principal Balance of the Receivables at such time.

“Pool Factor” on a Payment Date means a six-digit decimal figure equal to the Pool Balance as of the end of the preceding Collection Period divided by the sum of (i) the aggregate Principal Balance of the Receivables as of the Initial Cut-Off Date plus (ii) the aggregate Principal Balance of any Subsequent Receivables as of the applicable Subsequent Cut-Off Date. The Pool Factor will be 1.000000 as of the Cut-Off Date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; provided, however, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Preference Amount” has the meaning specified in the Note Insurance Policy.

“Pre-Funding Account” means the account by that name established and maintained pursuant to Section 4.1 of the Sale and Servicing Agreement.

“Premium” means the insurance premium payable to the Note Insurer pursuant to the Insurance Agreement.

“Principal Balance” means, as of any time, for any Receivable, the principal balance of such Receivable under the terms of the Receivable determined in accordance with the Customary Servicing Practices. The Principal Balance of any Receivable that becomes a Defaulted Receivable will be deemed to be zero as of the date it becomes a Defaulted Receivable.

“Principal Distribution Account” means the account by that name established and maintained pursuant to Section 4.1 of the Sale and Servicing Agreement.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

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“Purchase Agreement” means the Purchase Agreement, dated as of the Closing Date, between COAF and the Seller, as amended, modified or supplemented from time to time.

“Purchase Price” has the meaning specified in Section 2.4 of the Purchase Agreement.

“Purchased Assets” has the meaning set forth in Section 2.2 of the Purchase Agreement.

“Rating Agency” means Moody’s, Standard & Poor’s or Fitch.

“Rating Agency Condition” means, with respect to any event or circumstance and each Rating Agency, either (a) written confirmation by such Rating Agency that the occurrence of such event or circumstance will not itself cause such Rating Agency to downgrade or withdraw its rating assigned to any of the Notes, without giving effect to the Note Insurance Policy on the ratings assigned to any of the Notes or (b) that such Rating Agency shall have been given notice of such event at least ten days prior to the occurrence of such event (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event will itself cause such Rating Agency to downgrade or withdraw its rating assigned to any of the Notes, without giving effect to the Note Insurance Policy on the ratings assigned to any of the Notes.

“Receivable” means any Contract with respect to a new or used automobile, light-duty truck or motorcycle which shall appear on the Schedule of Receivables and all Related Security in connection therewith which has not been released from the lien of the Indenture.

“Receivable Files” has the meaning set forth in Section 2.4(a) of the Sale and Servicing Agreement.

“Receivables Purchase Price” means, with respect to any Subsequent Receivable, 91.50% of the aggregate Principal Balance of such Subsequent Receivable as of the related Subsequent Cut-Off Date (provided, however, that the Receivables Purchase Price on the final Funding Date may be adjusted as agreed to by the Seller and the Issuer to be less than 91.50% for the purpose of using all funds remaining on deposit in the Pre-Funding Account to purchase Subsequent Receivables).

“Record Date” means, unless otherwise specified in any Transaction Document, with respect to any Payment Date or Redemption Date, (i) for any Definitive Notes and for the Certificates, if any, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date or Redemption Date occurs and (ii) for any Book-Entry Notes, the close of business on the Business Day immediately preceding such Payment Date or Redemption Date.

“Records” means, for any Receivable, all contracts, books, records and other documents or information (including computer programs, tapes, disks, software and related property and rights, to the extent legally transferable) relating to such Receivable or the related Obligor.

“Redemption Date” means in the case of a redemption of the Notes pursuant to Section 10.1 of the Indenture, the Payment Date specified by the Administrator or the Issuer pursuant to Section 10.1 of the Indenture.

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“Redemption Price” means an amount equal to the sum of (a) unpaid Note Balance redeemed, plus (b) accrued and unpaid interest thereon at the applicable Interest Rate for the Notes being so redeemed, up to but excluding the Redemption Date, plus (c) all Premiums and Reimbursement Obligations due to the Note Insurer as of the Redemption Date, plus (d) all amounts owing to the Swap Counterparty as of the Redemption Date.

“Referral Originator” means a bank, finance company, car rental company or factory authorized dealer or one of its Affiliates that has entered into an agreement with COAF regarding the transfer of Receivables by such entity to COAF.

“Referral Receivable” means a Receivable originated by a Referral Originator which has been validly assigned to COAF, but for which COAF is not noted as the lienholder on the related Certificate of Title.

“Registered Holder” means the Person in whose name a Note is registered on the Note Register on the related Record Date.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.

“Reimbursement Obligation” means the sum of (a) the aggregate unreimbursed amount of any payments made by the Note Insurer under the Note Insurance Policy and the Swap Policy (excluding reimbursements for Swap Termination Payments made under the Swap Policy), together with interest on such amount from the date of payment by the Note Insurer until paid in full at a rate of interest equal to the Late Payment Rate (as defined in the Insurance Agreement), (b) all costs and expenses of the Note Insurer in connection with any action, proceeding or investigation affecting the Issuer, the Trust Estate or the rights or obligations of the Note Insurer under the Transaction Documents or under the Note Insurance Policy and the Swap Policy (excluding reimbursements for Swap Termination Payments made under the Swap Policy) or under the other Transaction Documents, including (without limitation) any judgment or settlement entered into affecting the Note Insurer or the Note Insurer’s interests, together with interest thereon at a rate equal to the Late Payment Rate and (c) any other amounts owed to the Note Insurer under the Insurance Agreement, together with interest thereon at a rate equal to the Late Payment Rate.

“Related Security” means, for any Receivable, (i) the security interest in the related Financed Vehicle, (ii) any proceeds from claims on any Insurance Policy and refunds in connection with extended service agreements relating to such Receivable (if such Receivable became a Defaulted Receivable after the applicable Cut-Off Date), (iii) any other property securing the Receivables and (iv) all proceeds of the foregoing.

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“Replacement Interest Rate Swap Agreement” means, with respect to any Swap Counterparty, any replacement Interest Rate Swap Agreement entered into pursuant to the conditions set forth in the Interest Rate Swap Agreement.

“Replacement Swap Counterparty” means, with respect to any Swap Counterparty, any replacement Swap Counterparty under a Replacement Interest Rate Swap Agreement that satisfies the conditions set forth in the Interest Rate Swap Agreement.

“Repurchase Price” means, with respect to any Repurchased Receivable, a price equal to the outstanding Principal Balance (calculated without giving effect to the last sentence of the definition of “Principal Balance”) of such Receivable plus any unpaid accrued interest related to such Receivable accrued to and including the end of the Collection Period preceding the date that such Repurchased Receivable was purchased by COAF, the Servicer or the Seller, as applicable.

“Repurchased Receivable” means a Receivable purchased by COAF pursuant to Section 3.3 of the Purchase Agreement, by the Servicer pursuant to Section 3.6 of the Sale and Servicing Agreement or by the Seller pursuant to Section 2.3 or Section 2.6 of the Sale and Servicing Agreement.

“Required Title Delivery Date” means, with respect to any Receivable, the Extended Title Delivery Date unless the failure to repurchase such Receivable on the First Title Delivery Date would materially and adversely affect the interests of the Issuer, the Noteholders or the Note Insurer (as determined by the Note Insurer in its reasonable discretion, unless the Note Insurer is not the Controlling Party) in such Receivable, in which case the Required Title Delivery Date for such Receivable shall be the First Title Delivery Date for such Receivable; provided, however, that the failure to repurchase such Receivable on the First Title Delivery Date shall be deemed not to have a material adverse effect on the Issuer, the Noteholders or the Note Insurer in such Receivable and the Required Title Delivery Date for such Receivable shall be the Extended Title Delivery Date if such Receivable is not a Defaulted Receivable as of the First Title Delivery Date for such Receivable.

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 4.1 of the Sale and Servicing Agreement.

“Reserve Account Draw Amount” means, for any Payment Date, the amount withdrawn from the Reserve Account, equal to the lesser of (a) the Available Funds Shortfall Amount, if any, for such Payment Date or (b) the amount on deposit in the Reserve Account on such Payment Date. In addition, on any Payment Date occurring after the end of the Funding Period, if the sum of the amounts in the Reserve Account and the remaining Available Funds after the payments under clauses first through sixth of Section 4.4(a) of the Sale and Servicing Agreement would be sufficient to pay in full the aggregate unpaid Note Balance of all of the outstanding Classes of Notes, then the Reserve Account Draw Amount will, if so specified by the Servicer in the Servicer’s Certificate, include such additional amount as may be necessary to pay all Outstanding Notes in full.

“Reserve Account Excess Amount” means, with respect to any Payment Date, means an amount equal to the excess, if any, of (a) the amount of cash or other immediately available

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funds in the Reserve Account on that Payment Date, after giving effect to all deposits to and withdrawals from the Reserve Account relating to that Payment Date, over (b) the Specified Reserve Account Balance with respect to that Payment Date.

“Reserve Account Increase Condition” has the meaning specified in the Insurance Agreement.

“Residual Interest” means the beneficial interest in the Issuer. The Residual Interest shall not be represented by a Certificate except upon the request of the Residual Interestholder pursuant to the terms of the Trust Agreement.

“Residual Interestholder” means the owner of the Residual Interest. The Seller shall be the initial Residual Interestholder.

“Responsible Officer” means, (a) with respect to the Indenture Trustee, any officer within the corporate trust department of the Indenture Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Indenture Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture, (b) with respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee and having direct responsibility for the administration of the Issuer, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (c) with respect to the Servicer or Seller, any officer of such Person having direct responsibility for the transactions contemplated by the Transaction Documents, including the President, Treasurer or Secretary or any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of the Closing Date, between the Seller, the Issuer, the Servicer and the Indenture Trustee, as the same may be amended, modified or supplemented from time to time.

“Sarbanes Certification” has the meaning set forth in Section 10.22(b) of the Sale and Servicing Agreement.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, modified or supplemented from time to time, and any successor law thereto.

“Schedule of Receivables” means, as the context may require, (i) the schedule of Initial Receivables or Subsequent Receivables, as the case may be, transferred to the Issuer on the Closing Date or a Funding Date, respectively, or (ii) collectively, the schedule of all Receivables assigned to the Issuer by the Seller as of the date of determination, with such additions and deletions as properly made pursuant to the Transaction Documents.

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“Second Allocation of Principal” means, for any Payment Date, an amount (not less than zero) equal to the excess, if any, of (x) the Note Balance on such Payment Date (after the application of the First Allocation of Principal) over (y) the sum of (i) the Pool Balance as of the last day of the related Collection Period minus the Target Overcollateralization Amount for such Payment Date and (ii) 100% of amounts, if any, on deposit in the Pre-Funding Account as of the last day of the related Collection Period; provided, however, that if a Triggering Event has occurred and is continuing as of such Payment Date, the “Second Allocation of Principal” means, for such Payment Date, an amount equal to the Note Balance (after the application of the First Allocation of Principal).

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” means Capital One Auto Receivables, LLC, a Delaware limited liability company.

“Servicer” means COAF, initially, and any replacement Servicer appointed pursuant to the Sale and Servicing Agreement.

“Servicer’s Certificate” means the certificate delivered pursuant to Section 3.8 of the Sale and Servicing Agreement.

“Servicer Termination Event” means any one or more of the following that shall have occurred and be continuing:

(a) any failure by the Servicer to deliver or cause to be delivered any required payment to the Indenture Trustee for distribution to the Noteholders, which failure continues unremedied for five Business Days after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or the Note Insurer;

(b) any failure by the Servicer to duly observe or perform in any material respect any other of its material covenants or agreements in the Transaction Documents, which failure materially and adversely affects the rights of the Issuer, the Note Insurer or the Noteholders, and which continues unremedied for 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (i) such failure is capable of remedy within 90 days or less and (ii) the Controlling Party consents to such longer cure period) after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or the Note Insurer; provided, however, that no Servicer Termination Event will result from the breach by the Servicer of any covenant for which the repurchase of the affected Receivables is specified as the sole remedy pursuant to Section 2.6 or Section 3.6 of the Sale and Servicing Agreement so long as such required repurchase takes place when and as required in the Sale and Servicing Agreement (after giving effect to any applicable grace periods);

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(c) any representation or warranty of the Servicer made in any Transaction Document to which the Servicer is a party or by which it is bound or any certificate delivered pursuant to the Sale and Servicing Agreement proves to have been incorrect when made, which failure materially and adversely affects the rights of the Issuer, the Note Insurer or the Noteholders, and which failure continues unremedied for 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (i) such failure is capable of remedy within 90 days or less and (ii) the Controlling Party consents to such longer cure period) after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or the Note Insurer (it being understood that any repurchase of a Receivable by COAF pursuant to Section 3.3 of the Purchase Agreement, by the Seller pursuant to Section 2.3 of the Sale and Servicing Agreement or by the Servicer pursuant to Section 3.6 of the Sale and Servicing Agreement shall be deemed to remedy any incorrect representation or warranty with respect to such Receivable);

(d) the Servicer suffers a Bankruptcy Event; or

(e) a Triggering Event has occurred and is continuing.

“Servicing Criteria” shall mean the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

“Servicing Fee” means, for any Payment Date, the product of (A) one-twelfth (or, in the case of the first Payment Date, a fraction, the numerator of which is the number of days from but not including the Initial Cut-Off Date to and including the last day of the first Collection Period and the denominator of which is 360), (B) the Servicing Fee Rate and (C) the Pool Balance as of the first day of the related Collection Period (or, in the case of the first Payment Date, as of the Initial Cut-Off Date). The Servicing Fee for the first Payment Date on November 15, 2007 shall be $1,229,510.44.

“Servicing Fee Rate” means 2.00% per annum.

“Simple Interest Method” means the method of calculating interest due on a motor vehicle receivable on a daily basis based on the actual outstanding principal balance of the receivable on that date.

“Simple Interest Receivable” means any motor vehicle receivable pursuant to which the payments due from the Obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method.

“Specified Reserve Account Balance” means, for any Payment Date, the sum of (x) 1.50% of the Pool Balance as of the Initial Cut-Off Date, (y) 1.50% of the aggregate principal balance, calculated as of their respective Subsequent Cut-Off dates, of all Subsequent Receivables transferred to the Issuer on or prior to that Payment Date and (z) during the Funding Period, the Negative Carry Amount; provided, however, that if a Reserve Account Increase Condition has occurred and is continuing the “Specified Reserve Account Balance” for that Payment Date will be equal to the greater of (x) 3.00% of the sum of Pool Balance as of the Initial Cut-off Date and the aggregate principal balance of all Subsequent Receivables, calculated

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as of their respective Subsequent Cut-off Dates, transferred to the Issuer on or prior to that Payment Date and (y) 6.00% of the Pool Balance as of the last day of the related Collection Period; provided, further, that in no event will the “Specified Reserve Account Balance” for a Payment Date exceed the aggregate outstanding Principal Balance of the Notes after giving effect to all payments of principal on that Payment Date.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor that is a nationally recognized statistical rating organization.

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq.

“Subsequent Cut-Off Date” means, with respect to any Subsequent Receivable, the date specified in the Notice of Funding Date related to such Subsequent Receivable.

“Subsequent Purchased Assets” has the meaning set forth in Section 2.2 of the Purchase Agreement.

“Subsequent Receivable” means a Receivable transferred to the Issuer on a Funding Date.

“Subsequent Reserve Account Deposit Amount” means, with respect to a Funding Date, an amount equal to 1.50% of the aggregate Principal Balance of the Subsequent Receivables transferred on such Funding Date.

“Subsequent Transferred Assets” means (a) the Subsequent Purchased Assets, (b) all of the Seller’s rights under the Purchase Agreement and (c) all proceeds of the foregoing.

“Sub-Servicer” means any Affiliate of the Servicer or any sub-contractor to whom any or all duties of the Servicer (including, without limitation, its duties as custodian) under the Transaction Documents have been delegated in accordance with Section 6.5 of the Sale and Servicing Agreement.

“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any Receivable.

“Swap Collateral Account” means a single, segregated trust account in the name of the Indenture Trustee, which shall be designated as the “Swap Collateral Account” which shall be held in trust for the benefit of the Noteholders and the Note Insurer established pursuant to Section 4.8(e) of the Sale and Servicing Agreement.

“Swap Counterparty” means the Initial Swap Counterparty and any Replacement Swap Counterparty.

“Swap Payment Date” means the date on which Net Swap Receipts or Net Swap Payments, as applicable, are made pursuant to the Interest Rate Swap Agreement.

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“Swap Policy” means the Financial Guaranty Insurance Policy for Swap Agreement dated as of the Closing Date issued by the Note Insurer for the benefit of the Initial Swap Counterparty with respect to the Initial Interest Rate Swap Agreement.

“Swap Replacement Proceeds” means any amounts received from a Replacement Swap Counterparty in consideration for entering into a Replacement Interest Rate Swap Agreement for a terminated Interest Rate Swap Agreement.

“Swap Termination Payment” means payment due to the Swap Counterparty by the Issuer or to the Issuer by the Swap Counterparty, including interest that may accrue thereon, under the Interest Rate Swap Agreement due to a termination of the Interest Rate Swap Agreement due to an “event of default” or “termination event” under the Interest Rate Swap Agreement.

“Swap Termination Payment Account” means a single segregated trust account held in the United States in the name of the Indenture Trustee which shall be held in trust for the benefit of the Noteholders and the Note Insurer pursuant to Section 4.8(b) of the Sale and Servicing Agreement.

“Target Cumulative Net Charge-Off Ratio” has the meaning specified in the Insurance Agreement.

“Target Overcollateralization Amount” means, for any Payment Date, the product of (x) the Pool Balance as of the last day of the related Collection Period times (y) the Target Overcollateralization Level for such Payment Date.

“Target Overcollateralization Level” means, for any Payment Date, 11.00%, provided that if the Cumulative Net Charge-Off Ratio for the Payment Date occurring in April 2009, October 2009 or April 2010 is equal to or less than the Target Cumulative Net Charge-Off Ratio for the April 2009, October 2009 or April 2010 Payment Date, respectively, the “Target Overcollateralization Level” will be 9.00% for the April 2009, October 2009 or April 2010 Payment Date, as applicable, and all Payment Dates thereafter.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.

“Title Delivery Failure Percentage” means, as of any date of determination, a fraction (expressed as a percentage), the numerator of which is the aggregate Principal Balance of all Receivables with respect to which, as of such date, the related original Certificates of Title have not been received by the Custodian or its agent for inclusion in the related Receivable File, and the denominator of which is the Pool Balance as of such date.

“Transaction Documents” means the Indenture, the Notes, the Note Depository Agreement, the Sale and Servicing Agreement, the Purchase Agreement, the Administration Agreement, the Trust Agreement, the Insurance Agreement, the Interest Rate Swap Agreement and the Limited Guaranty, as the same may be amended or modified from time to time.

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“Transferred Assets” means (a) the Initial Transferred Assets and (b) the Subsequent Transferred Assets.

“Triggering Event” means the occurrence of an Event of Default or, so long as the Note Insurer is the Controlling Party, the occurrence of an Insurance Agreement Event of Default; provided that the occurrence of an Insurance Agreement Event of Default shall not form the basis of a Triggering Event unless the Note Insurer, upon prior written notice to each Rating Agency, has delivered to the Issuer and the Indenture Trustee, written notice specifying that such Insurance Agreement Event of Default constitutes a Triggering Event.

“Trust Accounts” means the Collection Account, the Pre-Funding Account, the Reserve Account, the Principal Distribution Account, the Swap Collateral Account and the Swap Termination Payment Account.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Trust Agreement” means the Trust Agreement, dated as of August 6, 2007, between the Seller and the Owner Trustee, as amended and restated by the Amended and Restated Trust Agreement, dated as of the Closing Date, between the Seller and the Owner Trustee, as the same may be amended and supplemented from time to time.

“Trust Estate” means all money, accounts, chattel paper, general intangibles, goods, instruments, investment property and other property of the Issuer, including without limitation (i) the Receivables acquired by the Issuer under the Sale and Servicing Agreement, (ii) the Receivable Files, (iii) the security interests in the Financed Vehicles and all certificates of title to the Financed Vehicles, (iv) any proceeds from claims on any Insurance Policy and refunds in connection with extended service agreements relating to Receivables which became Defaulted Receivables after the applicable Cut-Off Date, (v) any other property securing the Receivables, (vi) the rights of the Issuer to the funds on deposit from time to time in the Trust Accounts and any other account or accounts established pursuant to the Indenture or Sale and Servicing Agreement and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit therein), (vii) the rights of the Seller, as buyer, under the Purchase Agreement, (viii) rights under the Sale and Servicing Agreement, the Limited Guaranty and the Interest Rate Swap Agreement and (ix) all proceeds of the foregoing.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

“United States” or “USA” means the United States of America (including all states, the District of Columbia and political subdivisions thereof).

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Unless otherwise inconsistent with the terms of this Agreement, all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP. Amounts to be calculated hereunder shall be continuously recalculated at the time any information relevant to such calculation changes.

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